                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION









                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        ENSTAR INCOME PROGRAM II-1, L.P.,
                        ENSTAR INCOME PROGRAM II-2, L.P.,
                        ENSTAR INCOME PROGRAM IV-3, L.P.,
                    ENSTAR INCOME/GROWTH PROGRAM SIX-A, L.P.,
                        ENSTAR IX, LTD., ENSTAR XI, LTD.,
                         ENSTAR IV/PBD SYSTEMS VENTURE,
                      ENSTAR CABLE OF CUMBERLAND VALLEY AND
                        ENSTAR CABLE OF MACOUPIN COUNTY,
                                   AS SELLERS,

                                       AND

                          MULTIMEDIA ACQUISITION CORP.,
                                    AS BUYER









                           Dated as of August 8, 2000

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                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

A        Form of Deposit Escrow Agreement
B        Form of Indemnity Escrow Agreement
C        Form of Bill of Sale and Assignment and Assumption Agreement
D        Form of Opinion of Sellers' Counsel
E        Form of Opinion of Sellers' FCC Counsel
F        Form of Opinion of Buyer's Counsel

Schedules

1.1A            Purchase Price Allocation; Subscriber Adjustment Amounts;
                Minimum Subscriber Numbers; Indemnification Allocation
1.1B            Permitted Encumbrances
2.1(b)(i)       Programming and Retransmission Consent Agreements Being Assigned
2.1(b)(viii)    Excluded Assets
4.3             Required Consents
4.4             Financial Statements
4.6(a)          Owned Real Property
4.6(b)          Leased Real Property
4.7(b)          Personal Property Leases
4.8             Governmental Authorizations
4.8A            Agreements and Governmental Authorizations Not Delivered
4.9             Agreements
4.10            Pole Attachment Agreements; Related Agreements
4.11            Retransmission Consent and Must-Carry; Rate Regulation
4.12            Litigation
4.14(a)         Systems Plans
4.17            Bonds; Guaranties; Letters of Credit
4.18            Information on the Systems and Subscribers


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                                TABLE OF CONTENTS

                                                                            PAGE
1.  DEFINITIONS................................................................1

    1.1  Terms Defined in this Section.........................................1

    1.2  Other Definitions.....................................................9

2.  SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.........................10

    2.1  Sales of Assets......................................................10

    2.2  Assumed Liabilities..................................................12

3.  CLOSING...................................................................12

    3.1  Purchase Price.......................................................12

    3.2  Manner and Time of Closing and Payment...............................12

    3.3  Adjustment of Purchase Price.........................................13

    3.4  Instrument of Assignment and Assumption..............................16

    3.5  Deposit Escrow Agreement.............................................16

    3.6  Post-Closing Adjustment of Enstar II-2 and Enstar IV Purchase Price..16

    3.7  Purchase Price Allocation............................................16

4.  REPRESENTATIONS AND WARRANTIES OF SELLERS.................................16

    4.1  Organization, Qualification and Power................................16

    4.2  Capacity; Due Authorization; Enforceability..........................17

    4.3  Absence of Conflicting Agreements....................................17

    4.4  Financial Statements; Absence of Undisclosed Liabilities; Accounts
         Receivable...........................................................18

    4.5  Absence of Certain Changes...........................................18

    4.6  Real Property; Leases; Condemnation..................................18

    4.7  Personal Property....................................................18

    4.8  Governmental Authorizations..........................................19

    4.9  Agreements...........................................................19

    4.10 Pole Attachment Agreements; Related Agreements.......................20

    4.11 Retransmission Consent and Must-Carry; Rate Regulation; Copyright
         Compliance...........................................................20

    4.12 Litigation...........................................................21

    4.13 Compliance with Laws.................................................21

    4.14 Employee Benefit Plans...............................................21


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


    4.15 Labor Relations; Employees...........................................21

    4.16 Environmental Matters................................................22

    4.17 Bonds; Letters of Credit.............................................22

    4.18 Information on the Systems and Subscribers...........................22

    4.19 Broker; Brokers' Fees................................................23

5.  REPRESENTATIONS AND WARRANTIES OF BUYER...................................23

    5.1  Organization, Qualification and Power................................23

    5.2  Capacity; Due Authorization; Enforceability..........................23

    5.3  Absence of Conflicting Agreements....................................23

    5.4  Litigation...........................................................24

    5.5  Financial Capability.................................................24

    5.6  Brokers..............................................................24

6.  COVENANTS OF SELLERS AND BUYER............................................24

    6.1  Continuity and Maintenance of Operations.............................24

    6.2  Access to Sellers; Confidentiality...................................25

    6.3  Notification.........................................................26

    6.4  No Public Announcement...............................................26

    6.5  Regulatory Filings...................................................26

    6.6  Employees; Employee Benefits.........................................26

    6.7  Required Consents....................................................28

    6.8  Use of Transferor's Name.............................................29

    6.9  Delivery of Subscriber Information...................................29

    6.10 Tax Matters..........................................................30

    6.11 Further Assurances; Satisfaction of Covenants........................30

    6.12 Environmental Reports; Title Commitments.............................30

    6.13 Limited Partner Consents.............................................32

    6.14 Acquisition Proposals................................................33

    6.15 Noncompetition Agreement.............................................33

    6.16 Microwave Services; Headend Services.................................33

    6.17 Performance of Settlement Agreement..................................34


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...............................34

    7.1  Representations and Warranties of Sellers............................34

    7.2  Covenants............................................................35

    7.3  Transferable Franchise Areas; Material Consents; Franchise Renewals;
         Franchise Extensions.................................................35

    7.4  Hart-Scott-Rodino Act................................................35

    7.5  Judgment.............................................................35

    7.6  Delivery of Certificates and Documents...............................35

    7.7  Opinion of Sellers' Counsel..........................................36

    7.8  Opinion of Sellers' FCC Counsel......................................36

    7.9  General and Limited Partner Consents.................................36

    7.10 Aggregate Subscriber Total...........................................36

8.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..............................37

    8.1  Representations and Warranties of Buyer..............................37

    8.2  Covenants............................................................37

    8.3  Transferable Franchise Areas; Material Consents......................37

    8.4  Hart-Scott-Rodino Act................................................37

    8.5  Judgment.............................................................37

    8.6  General and Limited Partner Consents.................................37

    8.7  Aggregate Subscriber Total...........................................38

    8.8  Delivery of Certificates and Documents...............................38

    8.9  Opinion of Buyer's Counsel...........................................38

    8.10 Payment for Assets...................................................38

9.  RETAINED FRANCHISES AND ASSETS............................................38

    9.1  Non-Transferable Franchise Areas.....................................38

    9.2  Retained Franchise Consents..........................................39

    9.3  Subsequent Closings..................................................39

    9.4  Final Closing........................................................39

    9.5  Franchise Purchase Price; Discounted Franchise Purchase Price........39

    9.6  Management Agreement.................................................40



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............40

    10.1 Survival of Representations and Warranties...........................40

    10.2 Indemnification......................................................40

    10.3 Assertion of Claims..................................................40

    10.4 Notice of and Right to Defend Third Party Claims.....................41

    10.5 Limitations of Liability.............................................41

    10.6 Indemnity Escrow Agreement...........................................42

11. TERMINATION...............................................................42

    11.1 Termination..........................................................42

    11.2 Breakup Fee; Acquisition Proposals...................................43

    11.3 Reimbursement of Expenses............................................44

    11.4 Surviving Obligations................................................44

    11.5 Attorney's Fees......................................................45

12. EXPENSES..................................................................45

13. ENTIRE AGREEMENT..........................................................45

14. PARTIES OBLIGATED AND BENEFITED...........................................45

15. NOTICES...................................................................45

16. AMENDMENTS AND WAIVERS....................................................47

17. SEVERABILITY..............................................................47

18. SECTION HEADINGS AND TERMS................................................47

19. COUNTERPARTS..............................................................47

20. GOVERNING LAW; CONSENT IN JURISDICTION....................................47

21. SPECIFIC PERFORMANCE......................................................48


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                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT, made as of the 8th day of August, 2000, is by and among Multimedia Acquisition Corp., a Pennsylvania corporation ("Buyer"), and Enstar Income Program II-1, L.P., a Georgia limited partnership, Enstar Income Program II-2, L.P., a Georgia limited partnership, Enstar Income Program IV-3, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-A, L.P., a Georgia limited partnership, Enstar IX, Ltd., a Georgia limited partnership, Enstar XI, Ltd., a Georgia limited partnership, Enstar IV/PBD Systems Venture, a Georgia general partnership, Enstar Cable of Cumberland Valley, a Georgia general partnership, and Enstar Cable of Macoupin County, a Georgia general partnership (collectively, "Sellers," and each individually, a "Seller").


                              W I T N E S S E T H:


                  WHEREAS, Sellers own and operate cable television Systems (as hereinafter defined) serving areas in and around Taylorville, Hillsboro, Flora, Macoupin, Shelbyville and Mt. Carmel, Illinois; Dexter, Malden and Pomme de Terre, Missouri; the Monticello area of Kentucky and Tennessee; Ashdown, Arkansas; and Mobile, Alabama, as more particularly described in Schedule 4.18 hereto;

                  WHEREAS, Sellers have agreed to convey to Buyer substantially all of their respective assets comprising or used or usable in connection with their operation of their respective Systems, upon the terms and conditions set forth herein;

                  WHEREAS, Buyer has agreed to assume certain specified liabilities of Sellers, upon the terms and conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the representations and warranties and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers and Buyer do hereby agree as follows:

1.       Definitions.

         1.1 Terms Defined in this Section. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

                  "Accounts Receivable" means the sum of 99% of the book value of all subscriber accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than sixty (60) days past due (with an account being past due one day after the first day of the period to which the applicable billing relates); plus 95% of the book value of all advertising and other accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than ninety (90) days from the invoice date.



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                  "Affiliate" means, with respect to any Person, any other
Person controlling, controlled by or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Basic Cable Service" means the tier of cable television service that includes the retransmission of local broadcast signals as defined by the Cable Act.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq., all other provisions of the Cable Communications Policy Act of 1984 and the provisions of the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

                  "Charter" means Charter Communications, Inc., a Delaware Corporation.

                  "Closing Date Subscriber Count" means the number of Subscribers served by a Seller, System or Illinois System Group, as the case may be, as of the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

                  "Communications Act" means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, and as may be further amended, and the rules and regulations, policies and published decisions of the FCC thereunder, as in effect from time to time.

                  "Compensation Arrangement" means any plan or compensation arrangement, other than an Employee Plan or a Multiemployer Plan, whether written or unwritten, which provides to employees or former employees of Seller or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, and including, but not limited to, any bonus (including any bonus given to motivate employees to work for Seller through the Closing), incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employees fringe benefit plans.

                  "Deposit Amount" means the amount of $4,250,000 (which amount shall be allocated among Sellers on a pro rata basis based on the allocation of the aggregate Purchase Price among Sellers), being deposited by Buyer with the Escrow Agent pursuant to the Deposit Escrow Agreement to secure Buyer's performance of its covenants and obligations to the respective Sellers hereunder.


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                  "Deposit Escrow Agreement" means the Deposit Escrow Agreement among Buyer, Sellers and the Escrow Agent substantially in the form of Exhibit
A.

                  "Dexter Franchise" means the Franchise(s) covering the System(s) serving the community of Dexter, Missouri.

                  "Employee" means any person employed by a Seller.

                  "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which any Seller or any of its ERISA Affiliates contributes or has any obligation to contribute or to which any Seller or any of its ERISA Affiliates sponsors, maintains or otherwise has liability.

                  "Encumbrance" means any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, pledge, option, charge, assessment, restriction, encumbrance, adverse interest, adverse claim, voting agreement, restriction on transfer or any exception to or defect in title.

                  "Enstar" means Enstar Communications Corporation, a Georgia corporation.

                  "Enstar II-2" means Enstar Income Program II-2, L.P.

                  "Enstar IV" means Enstar IV/PBD Systems Venture.

                  "Enstar IX" means Enstar IX, Ltd.

                  "Enstar Cumberland" means Enstar Cable of Cumberland Valley.

                  "Environmental Claim" means any claim or charge of a violation of or noncompliance with any Environmental Law.

                  "Environmental Laws" means any and all federal, state or local laws, statutes, rules, regulations, ordinances, orders, decrees and other binding obligations: (i) related to releases or threatened releases of any Hazardous Substance to soil, surface water, groundwater, air or any other environmental media; (ii) governing the use, treatment, storage, disposal, transport or handling of Hazardous Substances; or (iii) related to the protection of the environment and human health. Such Environmental Laws shall include, but are not limited to, RCRA, CERCLA, EPCRA, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Endangered Species Act and any other federal, state or local laws, statutes, ordinances, rules, orders, permit conditions, licenses or any terms or provisions thereof related to clauses (i), (ii) or (iii) above.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.



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                  "ERISA Affiliate" means, with respect to any Seller, (i) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Seller; (ii) any partnership, trade or business (whether or not incorporated) which, at or any time before, the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with such Seller; (iii) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either such Seller, any corporation described in clause (i) or any partnership, trade or business described in clause (ii); and
(iv) any entity which at any time before the Closing Date is or was required to be aggregated with such Seller under Section 414(o) of the Code.

                  "Escrow Agent" means The Bank of New York, or any other bank reasonably acceptable to Sellers and Buyer.

                  "Expanded Basic Service" means the tier of cable television service offered separately from Basic Cable Service and for a charge in addition to that charged for Basic Cable Service, and that can only be purchased by subscribers that also receive Basic Cable Service, but not including any a la carte programming tier or other programming offered on a per channel or per program basis.

                  "FAA" means the Federal Aviation Administration.

                  "FCC" means the Federal Communications Commission.

                  "Franchise" means all franchise agreements and similar governing agreements, instruments and resolutions and franchise-related statutes and ordinances that are necessary or required in order to operate any of the Systems and to provide cable television services in any of the Systems.

                  "Franchise Area" means, with respect to any Franchise, the geographic area in which a Seller is authorized to operate any of the Systems pursuant to such Franchise.

                  "Franchise Extension" means the extension of the expiration date for any Franchise that shall, by its terms, expire during the thirty-month period subsequent to the Closing Date, such extension being on such terms and conditions as shall be satisfactory to Buyer in its reasonably exercised discretion.

                  "Franchise Renewal" means, for each Franchise that has expired or shall expire prior to the Closing Date, the issuance of a new Franchise that shall be on such terms and conditions as shall be satisfactory to Buyer in its reasonably exercised discretion.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "General Partner" means each general partner of each of the General Partnerships.



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                  "General Partner Consents" means the written consents of the
General Partners that are necessary for the consummation of the transactions contemplated by this Agreement by each of the General Partnerships in accordance with the terms hereof, which shall be in form and substance satisfactory to such General Partnership.

                  "General Partnership" means each of the Sellers that is identified in the preamble hereto as a general partnership.

                  "Governmental Authority" means (i) the United States of America or (ii) any state of the United States of America and any political subdivision thereof, including counties, municipalities and the like.

                  "Governmental Authorizations" means, collectively, all Franchises and other authorizations, agreements, Licenses and permits for and with respect to the construction and operation of any of the Systems obtained from any Governmental Authority.

                  "Group Subscriber Deficiency" means the amount by which the Closing Date Subscriber Count for an Illinois System Group is less than the Minimum Subscriber Number applicable to such Illinois System Group.

                  "Hazardous Substance" means any substance, hazardous material or other substance or compound regulated under Environmental Laws, including, without limitation, petroleum or any refined product or fraction or derivative thereof.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  "Illinois System" means each of the Systems serving the communities of Flora, Mt. Carmel, Hillsboro, Macoupin, Shelbyville and Taylorville, Illinois.

                  "Illinois System Group" means either the Southern Illinois Seller Group or the Northern Illinois Seller Group, as set forth in Schedule 1.1A.

                  "Indemnity Escrow Agreement" means the Indemnity Escrow Agreement or Agreements among Buyer, Sellers and the Escrow Agent, substantially in the form of Exhibit B.

                  "Indemnity Fund" means the aggregate amount of $4,250,000, being deposited by Buyer with the Escrow Agent pursuant to the Indemnity Escrow Agreement(s) in accordance with Section 10.6 and the terms of the Indemnity Escrow Agreement(s), to provide funds for the payment of any indemnification to which any Buyer Indemnitee shall be entitled under Section 10 hereof.

                  "Knowledge of Seller" or "Seller's Knowledge" means the actual knowledge of the chief financial officer of Enstar or, with respect to any System, the general manager with respect to such System.

                  "Leases" means the Personal Property Leases and the Real Property Leases.



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                  "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, permit or permit condition, administrative or judicial decree, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "License" means any license, permit or other authorization (other than a Franchise) issued by a Governmental Authority, including, but not limited to, the FCC, used or useful in the operation of any of the Systems (including but not limited to TV translator station licenses, microwave licenses (including but not limited to Cable Television Relay Services "CARS") and TVRO earth station registrations).

                  "Limited Partner" means each of the limited partners of each Limited Partnership and each of the limited partners in each General Partner.

                  "Limited Partner Consents" means the written consents of the Limited Partners of each Seller that is a Limited Partnership, or in the case of a Seller that is a General Partnership, the General Partner thereof, that are necessary for the consummation of the transactions contemplated by this Agreement by such Seller in accordance with the terms hereof, which shall be in form and substance satisfactory to such Seller.

                  "Limited Partnership" means each of the Sellers that is identified in the preamble hereto as a limited partnership.

                  "Malden Franchise" means the Franchise(s) covering the System(s) serving the community of Malden, Missouri.

                  "Management Agreement" means any of the Management Agreements entered into between Buyer and one or more of the Sellers pursuant to Section 9.6, which shall be in form and substance reasonably satisfactory to Buyer and the applicable Seller(s), with Buyer having broad management authority and the applicable Seller(s) receiving no compensation thereunder.

                  "Material Adverse Effect" means a material adverse effect on any of the business, financial condition, results of operations, assets or liabilities of any Seller or the Systems, taken as a whole.

                  "Material Consents" means the Required Consents designated as Material Consents in Schedule 4.3.

                  "Minimum Subscriber Number" means, with respect to a System, the Minimum Subscriber Number with respect to such System set forth in Schedule 1.1A, and with respect to any of the Illinois Systems, the Minimum Subscriber Number for the applicable Illinois System Group set forth in Schedule 1.1A.

                  "Multiemployer Plan" means a plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, to which any Seller or any trade or business that would be considered a single employer



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


with such Seller under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute.

                  "Outside Closing Date" means April 30, 2001.

                  "Past Practices" means the practices used since November 12, 1999, in the Systems and in any cable system directly or indirectly controlled by Charter that is of comparable size to the Systems and is located in a geographic area comparable to those in which the Systems are located.

                  "Permitted Encumbrances" means the following: (i) statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith); (ii) zoning laws and ordinances and similar Legal Requirements; (iii) rights reserved to any Governmental Authority to regulate the affected property; (iv) as to interests in Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title that are reflected in the public records and that do not individually or in the aggregate materially interfere with the right or ability to own, use, lease or operate the Real Property as presently utilized; and (v) Encumbrances set forth in Schedule 1.1B, provided that such Encumbrances set forth in Schedule 1.1B do not individually or the in the aggregate materially interfere with Buyer's right to own, use, lease or operate the Assets subject to such Encumbrances.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Poplar Bluff System" means the cable television system operated as of the date hereof by Enstar IV that serves the community of Poplar Bluff, Missouri.

                  "Real Property" means all of the fee and leasehold estates and, to the extent of the interest, title, and rights of Sellers in the following: buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way and other real property interests that are owned or held by Sellers and used or held for use in the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

                  "Related Agreements" means all written agreements, instruments, affidavits, certificates and other documents, other than this Agreement, that are executed and delivered by Buyer or Sellers pursuant to this Agreement or in connection with Buyer's purchase of the Assets or any other transactions contemplated by this Agreement, regardless of whether such agreements, instruments, affidavits, certificates and other documents are expressly referred to in this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Real Property (owned, leased or used by easement), including the movement of



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


contaminants through or in the air, soil, surface water or groundwater above, in or below any parcel of Real Property.

                  "Remedial Action" means any and all actions required to (i) clean up, remove, treat or in any other way address contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of contaminants so they do not migrate or endanger public health or welfare of the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Required Consents" means any consent of any Governmental Authority or other Person under any License, Franchise, Agreement or other instrument which is necessary as a condition to the transfer or assignment of any such License, Franchise, Agreement or other instrument or as a condition to the consummation of the transaction contemplated by this Agreement and the Related Agreements.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Settlement Agreement" means the Global Class Action Settlement Agreement (and any other settlement agreement, as the case may be) pursuant to the class action lawsuit titled Unfried, et al. v. Charter Communications Holding Company, LLC, et al., Civil Action No. 99-L-48, Third Judicial Circuit, Madison County, Illinois, and related litigation, substantially in the form of the draft Global Class Action Settlement Agreement with respect to such lawsuit dated July 28, 2000.

                  "Subscriber" means an active customer of one of the Systems who subscribes for Basic Cable Service in a single household (excluding "second connections", as such term is commonly understood in the cable television industry, and any account duplication), commercial establishment or in a multi-unit dwelling (including motels and hotels), and has paid the applicable full non-discounted rate for at least one month's Basic Cable Service (including deposit and installation charges consistent with the applicable Seller's applicable past practice); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtains service on a "bulk-rate" basis shall be determined on a System-by-System basis by dividing the gross bulk-rate revenue for Basic Cable Service and Expanded Basic Service (but not revenues from tier or premium services, installation or converter rental) attributable to such multi-unit dwelling or commercial establishment in each System by the subscription rate for individual households within such System for the higher level of Basic Cable Service and Expanded Basic Service offered by such System. For purposes of this definition, an "active customer" shall mean any customer: (i) who has not given or been given notice of termination and who, consistent with the applicable Seller's policies, should not have been given notice of termination; provided, that the number of subscribers referred to in this clause (i) shall be net of the number of prospective subscribers whose connection to a System is pending; (ii) who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with Past Practices, excluding any customers who became subscribers as a result of any such promotions conducted within the preceding thirty (30) days; and (iii) whose account does not have an outstanding balance (other than an amount of $5.00 or less) more than 60 days past due (with an account being past due one day after the first day of the period to which the applicable billing relates).

                  "Subscriber Adjustment Amount" means, with respect to a System, the Subscriber Adjustment Amount for such System, or, with respect to an Illinois System, the Subscriber Adjustment Amount for the applicable Illinois System Group, each as set forth in Schedule 1.1A.

                  "Subscriber Deficiency" means the number of Subscribers by which the number of Subscribers served by a Seller, System or Illinois System Group is less than the Minimum Subscriber Number applicable to such Seller, System or Illinois System Group, as the case may be, as of the Closing Date.

                  "Systems" means the cable television systems listed in
Schedule 4.18.

                  "Taxes" or "Tax" means and includes, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding and other taxes, assessments, levies, fees, duties, tariffs and other charges of any kind imposed upon any Seller or any of the Assets, as applicable, by federal, foreign, state or local law, together with any interest and any penalties, or additions to tax and additional amounts, validly imposed with respect to such taxes.

                  "Transferable Franchise Area" means any Franchise Area with respect to which (A) any Required Consent necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law in accordance with the provisions of the Cable Act, or (B) no Required Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement.

                  "Voting Period" means the period during which the Limited Partners of any Seller are entitled to vote to approve or disapprove the transactions contemplated by this Agreement with respect to such Seller, pursuant to Section 6.13.

                  "WARN Act" means the Worker Adjustment Retraining and Notification Act.

         1.2 Other Definitions. The following terms are defined in the Sections indicated:


                                     Term                           Section
                                     ----                           -------
                   Adjusted Purchase Price                          3.1
                   Agreements                                       4.9(a)(iv)
                   Acquisition Proposal                             6.14
                   Assets                                           2.1(a)
                   Assumed Liabilities                              2.2
                   Bill of Sale and Assignment
                      and Assumption Agreements                     3.4
                   Breakup Fee                                      11.2(a)
                   Broker                                           4.19
                   Buyer                                            Preamble


                                   Term                           Section
                                   ----                           -------
                   Buyer Acquisition Proposal                       11.2(a)
                   Closing                                          3.2
                   Closing Date                                     3.2
                   Confidential Information                         6.2(b)
                   Copyright Act                                    4.11(b)
                   Discounted Franchise Purchase Price              9.5
                   Environmental Defects                            6.12(c)
                   Environmental Reports                            6.12(a)(i)
                   Excluded Assets                                  2.1(b)
                   Final Closing                                    9.4
                   Financial Statements                             4.4
                   Franchise Purchase Price                         9.5
                   Headend Services Agreement                       6.l6(a)
                   Indemnitee                                       10.4
                   Indemnitor                                       10.4
                   Indemnity Period                                 10.1
                   Interest                                         6.14
                   Microwave Services Agreement                     6.16(b)
                   Personal Property Leases                         4.7(b)
                   Pole Attachment Agreements                       4.10
                   Post-Closing Certificate                         3.3(b)
                   Pre-Closing Certificate                          3.3(a)
                   Purchase Price                                   3.1
                   Real Estate Inspection Period                    6.12(a)(i)
                   Real Property Leases                             4.6(b)
                   Retained Assets                                  9.1
                   Retained Franchise                               9.1
                   Retained Franchise Consent                       9.2
                   Seller                                           Preamble
                   Sellers' Health Plans                            6.6(b)
                   Subsequent Closing                               9.3
                   Surveys                                          6.12(a)(i)
                   Systems Plans                                    4.14(a)
                   Title Commitments                                6.12(a)(i)
                   Title Company                                    6.12(a)(i)
                   Title Defect                                     6.12(b)
                   Transferred Employee                             6.6(a)

2.       Sale of Assets; Assumption of Certain Liabilities.

         2.1      Sales of Assets.

                  (a) Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth, on the Closing Date, each Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from each Seller, all right, title and interest of such Seller in the Assets (as defined herein), free and clear of all Encumbrances other than Permitted Encumbrances. The "Assets" shall mean all of the assets (tangible and intangible, real and personal), owned, leased or otherwise held by such Seller and used or usable in connection with the operation of the Systems; provided, that the Assets shall not include any of the "Excluded Assets," as defined in Section 2.1(b). Except as expressly set forth in this Agreement, the Assets will be conveyed to Buyer on an "AS IS, WHERE IS" basis without representations or warranties of any kind or manner whatsoever. The Assets shall include, without limitation, the following:

                  (i) all of Sellers' rights under the Agreements, Franchises, Licenses and other Governmental Authorizations and any other instruments relating to operation of the Systems, and all intangibles relating to operation of the Systems, including, but not limited to, all claims and goodwill, if any, with respect to the operation of the Systems;

                  (ii) all tangible personalty, electronic devices, trunk and distribution cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber devices (including, without limitation, converters, traps, decoders, switches, and fittings), "headend" (origination, signal processing and transmission) equipment, facilities, vehicles, inventories, supplies and other personal property used or usable in the operation of the Systems;

                  (iii) all realty, towers, fixtures, leasehold and other interests in Real Property;

                  (iv) all accounts receivable of Sellers relating to their operation of the Systems; and

                  (v) all business, operational, maintenance, tax and financial (relating primarily to the Systems or the Assets) and engineering records, files, data, drawings, blueprints, schematics and maps, if any, of the Systems and reports and records concerning suppliers, customers, subscribers and others customary to the management and operation of the Systems.

         (b) Notwithstanding the foregoing, the Assets shall not include, and Buyer shall not acquire any interest in or to, any of the following (the "Excluded Assets"):

                  (i) programming and retransmission consent agreements of Sellers other than those listed on Schedule 2.1(b)(i);

                  (ii) insurance policies of Sellers and rights and claims thereunder;

                  (iii) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of Sellers;

                  (iv) cash and cash equivalents and notes receivable of Sellers;

                  (v) Sellers' trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 6.8;

                  (vi) Sellers' minute books and other books and records related to internal matters and financial relationships with Sellers' lenders and affiliates;

                  (vii) all Employee Plans, Multiemployer Plans and Compensation Arrangements;

                  (viii) the assets and properties set forth in Schedule 2.1(b)(viii); and

                  (ix) installment sale agreements and other agreements under which Buyer would be obligated to pay the deferred purchase price of property, except any such agreements that are listed in Schedule 4.9 hereto and except any such agreements permitted to be entered into by Sellers pursuant to Section 6.1(b)(viii).

         2.2 Assumed Liabilities. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth on the Closing Date, Buyer agrees to pay, discharge and perform the following to the extent related to the Assets received by Buyer (the "Assumed Liabilities"):

                  (i) liabilities and obligations under any Agreements, Governmental Authorizations, Licenses and other instruments included within the Assets and accruing and relating to the period from and after the Closing Date;

                  (ii) liabilities and obligations of Sellers to the extent there is a reduction in the Purchase Price pursuant to Section 3.3(a)(ii) with respect thereto; and

                  (iii) liabilities and obligations arising out of Buyer's ownership or operation of the Systems from and after the Closing Date, except to the extent that any such liability or obligation relates to any of the Excluded Assets.

All other obligations and liabilities of Sellers, including (a) obligations with respect to the Excluded Assets, (b) any obligations under the Agreements assumed by Buyer relating to the time period prior to or on the Closing Date and (c) any claims or pending litigation or proceedings relating to the operation of the Systems prior to or on the Closing Date shall remain the obligations and liabilities of Sellers.

3.       Closing.

         3.1 Purchase Price. The aggregate purchase price payable for the Assets shall be Ninety-Four Million Nine Hundred Twenty-Nine Thousand Four Hundred Dollars ($94,929,400), subject to Sections 9.1, 9.5 and 11.1(g), and as adjusted at the Closing pursuant to Section 3.3(a) (the "Purchase Price"), and as further adjusted post-Closing pursuant to Section 3.3(b) and, if applicable, Section 3.6 and, if applicable, Section 3.6 (as so adjusted, the "Adjusted Purchase Price"). The Purchase Price shall be allocated among the Sellers as set forth in Schedule 1.1A.

         3.2 Manner and Time of Closing and Payment. The closing of the transactions contemplated herein (the "Closing") shall take place at 9:00 a.m. at the offices of Baer Marks &

Upham LLP, 805 Third Avenue, New York, New York 10022, or at such other time and location mutually determined by Sellers and Buyer, on the last Business Day of the calendar month that is at least five (5) Business Days after the satisfaction or waiver of all conditions set forth in Sections 7.3, 7.4, 7.9, 8.3, 8.4 and 8.6 hereof, but, subject to Section 11.1(b) hereof, no later than the Outside Closing Date (such date on which the Closing actually occurs, the "Closing Date"). At Closing, (a) Buyer shall deliver to Sellers, the Purchase Price, less (i) the amount of the Deposit Amount and all interest and other earnings accrued thereon and (ii) the amount of the Indemnity Fund, in immediately available funds by wire, inter-bank or intra-bank transfer to Sellers in accordance with Sellers' written instructions, to be delivered to Buyer at least three (3) Business Days prior to Closing; (b) Buyer and Sellers shall cause the Escrow Agent to deliver to Sellers the Deposit Amount and all interest and other earnings accrued thereon, in accordance with the terms of the Deposit Escrow Agreement, which amount shall be credited against the Purchase Price payable to each Seller on a pro rata basis based on the allocation of the aggregate Purchase Price among Sellers; and (c) Buyer shall deliver the Indemnity Fund to the Escrow Agent, in accordance with the terms of the Indemnity Escrow Agreement and the Escrow Agent's instructions.

         3.3      Adjustment of Purchase Price.

                  (a) The Purchase Price payable to each Seller shall be subject to adjustment, as of 11:59 p.m. (New York City time) on the Closing Date, to reflect, in accordance with GAAP, the principle that all revenues and refunds, and all costs, expenses and liabilities, attributable to the operation of such Seller's Systems for any period prior to such time on the Closing Date are for the account of the applicable Seller, and all revenues and refunds, and all costs, expenses and liabilities (other than liabilities and obligations under contracts or other obligations of such Seller that Buyer does not assume) attributable to the operation of such Seller's Systems from and after such time on the Closing Date are for the account of Buyer. The adjustments to be made to the Purchase Price payable to each Seller pursuant to this Section 3.3(a) shall consist of the following:

                           (i)   an increase in the Purchase Price by an amount
equal to the sum of:

                                 (A) all prepaid items relating to the ownership
or operation of the Assets or the Systems and for which Buyer will receive a benefit after the Closing, which prepaid items shall be prorated between the applicable Seller and Buyer as of the Closing Date on the basis of the period covered by the respective prepayment, and shall be deemed to include, without limitation, all such prepaid items attributable to: real and personal property taxes and assessments levied against the Assets; real and personal property rentals; pole rentals; and power and utility charges;

                                 (B) the amount of the Accounts Receivable with
respect to such Seller; and

                                 (C) solely with respect to Enstar II-2, if as
of the Closing Date Buyer or an Affiliate of Buyer shall have acquired the Poplar Bluff System, the amount of the product of (I) $300 and (II) the number of Subscribers covered by the Malden Franchise as of the Closing Date; and

                                 (D) solely with respect to Enstar IV, if as of
the Closing Date Buyer or an Affiliate of Buyer shall have acquired the Poplar Bluff System, the amount of the product of (I) $500 and (II) the number of Subscribers covered by the Dexter Franchise as of the Closing Date; and

                           (ii)  a decrease in the Purchase Price by an amount
equal to the sum of:

                                 (A) the amount of all subscriber prepayments,
credit balances and deposits held by Seller as of the Closing Date with respect to such Seller's Systems;

                                 (B) all accrued and unpaid expenses relating to
the ownership or operation of such Seller's Assets and Systems, including accrued and unpaid franchise fees (which accrued and unpaid expenses shall be prorated between such Seller and Buyer as of the Closing Date on the basis of the period to which the respective expense relates, and shall be deemed to include, without limitation, accrued and unpaid expenses of the kind itemized in
Section 3.3(a)(i)(A) above);

                                 (C) in the event that the Closing Date
Subscriber Count (excluding Subscribers served by Illinois Systems) for any of such Seller's Systems (other than Illinois Systems) is less than the Minimum Subscriber Number for such System, the product of (I) the Subscriber Adjustment Amount with respect to such System and (II) the Subscriber Deficiency with respect to such System;

                                 (D) in the event that the Closing Date
Subscriber Count for any Illinois System Group is less than the Minimum Subscriber Number for such Illinois System Group, an allocated portion of the product of (I) the Group Subscriber Deficiency and (II) the Subscriber Adjustment Amount for such Illinois System Group; which portion shall be determined by allocating said product among the Sellers within such Illinois System Group whose Closing Date Subscriber Counts are less than the respective Minimum Subscriber Numbers for such Sellers, on the basis of the proportion of each such Seller's respective Subscriber Deficiency to the sum of the Subscriber Deficiencies for all such Sellers;

                                 (E) with respect to Transferred Employees,
accrued obligations for vacation and sick days, subject to Section 6.6(c);

                                 (F) any amounts by which the Purchase Price is
decreased pursuant to Section 6.12(a), (b) or (c); and

                                 (G) any amounts by which the Purchase Price is
decreased pursuant to Section 6.17.

Sellers shall deliver to Buyer, not less than seven (7) Business Days prior to the Closing Date, a certificate signed by Sellers (the "Pre-Closing Certificate"), which shall specify each Seller's good faith best estimate of the adjustments to the Purchase Price payable to such Seller required under this Section 3.3(a) above, calculated as of the Closing Date and prepared consistent with GAAP. The Pre-Closing Certificate shall be accompanied by reasonably detailed documentation supporting the calculations set forth therein. Buyer shall have the right to challenge the content of the Pre-Closing Certificate within four (4) Business Days of delivery if Buyer believes, in good faith, that it is in error. Buyer and the applicable Seller shall use good faith efforts to resolve any disputes with respect to the Pre-Closing Certificate(s) prior to the Closing Date. If any such dispute is not resolved prior to the Closing, the amount of the Purchase Price paid to the applicable Seller(s) at Closing shall be based on the adjustments to the Purchase Price for such Seller(s) set forth in the Pre-Closing Certificate.

                  (b) Within 120 days after the Closing Date, Buyer shall deliver to Sellers a certificate signed by Buyer (the "Post-Closing Certificate"), which shall set forth Buyer's final adjustments to the Purchase Price payable to each Seller to be made as of the Closing Date pursuant to
Section 3.3(a) above and Section 6.17, together with such documentation as may be necessary to support Buyer's determination thereof; and, thereafter, Buyer shall provide each Seller with such other documentation relating to the Post-Closing Certificate as such Seller may reasonably request. If a Seller wishes to dispute the final adjustments to the Purchase Price to be made as of the Closing Date pursuant to Section 3.3(a) above, as reflected in the Post-Closing Certificate, such Seller shall, within thirty (30) days after its receipt of the Post-Closing Certificate, serve Buyer with a written description of the disputed items together with such documentation as Buyer may reasonably request. If any Seller notifies Buyer of its acceptance of the amounts set forth in the Post-Closing Certificate, or if a Seller fails to deliver its report of any proposed adjustments within the thirty (30)-day period specified in the preceding sentence, the amounts set forth in the Post-Closing Certificate for such Seller shall be conclusive, final and binding on Buyer and such Seller as of the last day of such thirty (30)-day period. If Buyer and any Seller cannot resolve any dispute within thirty (30) days after Buyer's receipt of such Seller's written objection, Buyer and such Seller, shall, within the ten (10) days following expiration of such thirty (30)-day period, appoint KPMG or such other independent public accounting firm of national reputation as is agreed upon by the parties to resolve the dispute, provided such firm is not the auditor for either Buyer or the applicable Seller. The cost of retaining such firm shall be borne one-half by Buyer and one-half by such Seller. Such firm shall report its determination in writing to Buyer and the applicable Seller, and such determination shall be conclusive and binding on Buyer and the applicable Seller and shall not be subject to further dispute or review.

                  (c) If, as a result of any resolution reached by Buyer and any Seller, or any determination made by an accounting firm, in either case pursuant to Section 3.3(b), Buyer is finally determined to owe any amount to any Seller, or any Seller is finally determined to owe any amount to Buyer, the obligor shall pay such amount to the other party hereto within three (3) Business Days of such determination. Notwithstanding the foregoing, Buyer shall pay to the applicable Seller or such Seller shall pay to Buyer, as the case may be, the amount due such other party with respect to any item that is not in dispute within three (3) Business Days of the date on which a dispute no longer exists in immediately available funds to an account or accounts specified in writing by the obligee. Sellers acknowledge and agree that any amount determined to be payable to Buyer by any Seller pursuant to Section 3.3(b) shall be paid by such Seller and shall not be limited by nor disbursed from the Indemnity Fund.

         3.4 Instrument of Assignment and Assumption. At the Closing, Buyer and each Seller will execute and deliver a Bill of Sale and Assignment and Assumption Agreement, in the form of Exhibit C (the "Bill of Sale and Assignment and Assumption Agreements").

         3.5 Deposit Escrow Agreement. Not more than fifteen (15) Business Days following the execution hereof, Buyer and Sellers shall execute and deliver the Deposit Escrow Agreement, and Buyer shall deposit the Deposit Amount with the Escrow Agent in accordance with the terms thereof. In the event that Buyer shall not have delivered the Deposit Amount to the Escrow Agent within said fifteen (15)-day period, Sellers shall be entitled to terminate this Agreement pursuant to Section 11.1(h) by giving Buyer five (5) Business Days' written notice of Sellers' intention to terminate; provided, that during such five (5) Business Day period Buyer shall be entitled to deliver the Deposit Amount to the Escrow Agent and execute and deliver the Deposit Escrow Agreement, in which case this Agreement shall not be terminated.

         3.6 Post-Closing Adjustment of Enstar II-2 and Enstar IV Purchase Price. Notwithstanding any adjustments to the Purchase Price made pursuant to
Section 3.3(b) hereof, the Purchase Price payable to each of Enstar II-2 and Enstar IV shall be subject to further increase, in accordance with this Section 3.6, in the event that Buyer or an Affiliate of Buyer enters into an agreement with Enstar IV to acquire the Poplar Bluff System within twelve (12) months following the date hereof, and such acquisition is subsequently consummated. Concurrent with the closing on such acquisition, Buyer shall pay (a) to Enstar II-2, the amount of the product of (i) $300 and (ii) the number of Subscribers covered by the Malden Franchise as of the Closing Date (as set forth in the Pre-Closing Certificate or as otherwise determined pursuant to Section 3.3(a) or
(b)); and (b) to Enstar IV, the amount of the product of (x) $500 and (y) the number of Subscribers covered by the Dexter Franchise as of the Closing Date (as set forth in the Pre-Closing Certificate or as otherwise determined pursuant to
Section 3.3(a) or (b)); each of the foregoing payments to be made in immediately available funds by wire, inter-bank or intrabank transfer in accordance with Enstar II-2's or Enstar IV's respective written instructions.

         3.7 Purchase Price Allocation. Buyer and each Seller will use good faith efforts to agree on the allocation, for tax reporting purposes, of the Purchase Price payable to such Seller among the Assets being conveyed by such Seller. As soon as practicable following the date hereof, Buyer shall deliver to each Seller a proposed allocation with respect to such Seller. Buyer and Sellers shall file the form required to be filed under Section 1060 of the Code consistent with such allocation.

4.       Representations And Warranties Of Sellers.

         Each Seller hereby represents and warrants to Buyer that the following statements are true and correct, solely with respect to itself and the Assets and Systems being conveyed by it pursuant to this Agreement.

         4.1      Organization, Qualification and Power.

                  (a) Seller is a limited partnership or general partnership (as indicated in the preamble hereto) duly organized, validly existing and in good standing under the laws of the

State of Georgia, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on.

                  (b) Enstar is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to carry on the business in which it is engaged in the manner in which such business is now carried on. Enstar is the sole general partner of each Limited Partnership and of each of the General Partners.

         4.2 Capacity; Due Authorization; Enforceability. Subject to obtaining the Limited Partner Consents and the General Partner Consents, all requisite limited partnership or general partnership action, as the case may be, required to be taken by Seller for the execution, delivery and performance by Seller of this Agreement and all Related Agreements to which it is a party have been duly taken. Seller has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. Enstar has the full legal capacity and legal right, power and authority to execute this Agreement and any of the Related Agreements to which Seller is a party on behalf of Seller or, if Seller is a General Partnership, on behalf of each General Partner thereof. Subject to obtaining the Limited Partner Consents and the General Partner Consents, this Agreement has been duly executed and delivered by Seller, and this Agreement and each of the Related Agreements to which Seller is a party, upon execution and delivery, will be a legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         4.3      Absence of Conflicting Agreements.

                  (a) The execution and delivery of this Agreement and the Related Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby (provided that all of the Required Consents and the Limited Partner Consents and General Partner Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate (i) Seller's certificate of formation or limited partnership agreement, if Seller is a Limited Partnership, or (ii) Seller's general partnership agreement, if Seller is a General Partnership; (b) violate any Legal Requirement applicable to Seller, the Assets or the Systems; (c) conflict with or result in any breach of or default under any contract, note, mortgage or agreement to which Seller is a party or by which Seller is bound.

                  (b) Except for the Required Consents listed in Schedule 4.3, the Limited Partner Consents and the General Partner Consents and the expiration or termination of the applicable waiting period(s) under the HSR Act, no approval, consent, authorization or act of or any declaration, filing, application, registration or other action with any Person or any foreign, federal, state or local court or Governmental Authority is necessary for the consummation of the transactions contemplated in this Agreement and the Related Agreements in accordance with the terms hereof and thereof.

         4.4 Financial Statements; Absence of Undisclosed Liabilities; Accounts Receivable. Seller has delivered to Buyer true and correct copies of the financial statements identified in Schedule 4.4 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and have been prepared in accordance with GAAP. The Financial Statements present fairly the financial condition and results of operations of Seller at the respective dates thereof and throughout the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end accruals and audit adjustments and to the absence of footnotes thereto.

         4.5 Absence of Certain Changes. Since December 31, 1999, Seller has operated the Systems in the ordinary course of business and has not:

                  (a) made any sale, assignment, lease or other transfer of assets used or usable in connection with the Systems other than in the ordinary course of business (unless such assets were unnecessary or obsolete);

                  (b) made or promised any material increase in the salary or other compensation payable or to become payable to any Employee of Seller other than in the ordinary course of business or as contemplated under any employment arrangement currently in effect; or

                  (c) experienced any occurrence or been involved in any transaction which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.6      Real Property; Leases; Condemnation.

                  (a) Schedule 4.6(a) contains a list of the parcels of Real Property owned by Seller and included within the Assets. Seller has good title to each such parcel of Real Property and all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances other than Permitted Encumbrances.

                  (b) Schedule 4.6(b) contains a list of the leases under which Seller is lessee of any Real Property owned by any third party ("Real Property Leases"). Copies of all written Real Property Leases listed in Schedule 4.6(b) have been delivered to Buyer. Such Real Property Leases are in full force and effect.

         4.7      Personal Property.

                  (a) Seller owns and has good title to all of the tangible personal properties and intangible properties included within the Assets.

                  (b) Schedule 4.7(b) contains a list, as of the date hereof, of each lease or other agreement or right, under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party ("Personal

Property Leases") other than any such Personal Property Lease involving, individually, payments of $25,000 or less or that is terminable on sixty (60) days' notice or less.

         4.8      Governmental Authorizations.

                  (a) Identified in Schedule 4.8 are all of the Governmental Authorizations held by Seller and issued in connection with the Systems or the operation thereof or held by Seller or issued by any Governmental Authority with respect to the Systems authorizing Seller to install, construct, own or operate a cable television system within the jurisdiction of the issuing body or authority thereof. Except as set forth in Schedule 4.8A, copies of all the Governmental Authorizations listed in Schedule 4.8 have been delivered to Buyer. Except as set forth in Schedule 4.8 or as may otherwise be disclosed pursuant to
Section 4.8(b), each such Governmental Authorization is in full force and effect. To Seller's Knowledge, a written request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise expiring within thirty (30) months after the date of this representation.

                  (b) Not more than thirty (30) days following the date of this Agreement, each Seller shall have delivered to Buyer a true and complete description of any material noncompliance with the terms of, or material default under, any Governmental Authorization by such Seller of which such Seller has Knowledge as of the date of such delivery.

                  (c) On the Closing Date, Seller shall be in compliance in all material respects with the terms of all Governmental Authorizations to which it is a party or by which it is bound or affected, and there shall be no material uncured defaults thereunder; provided, that the foregoing representation and warranty shall not apply to any Governmental Authorization with respect to which a Franchise Renewal or Franchise Extension shall have been obtained.

         4.9      Agreements.

                  (a) Except as set forth in Schedule 4.9, as of the date as of this Agreement, with respect to the Assets or operation of the Systems, Seller is not a party to or bound by:

                      (i) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

                      (ii) any installment sale agreement or liability for the deferred purchase price of property with respect to any of the Assets involving payments exceeding $25,000 individually;

                      (iii) any multiple dwelling unit agreement (covering fifty
(50) or more units), written agreement with subscribers for cable television service or written hotel and motel agreement, except for such agreements as have been entered into in the ordinary course of business; or

                      (iv) any other contract, agreement, commitment, understanding or instrument, including any retransmission consent agreement, that is material to Seller, the

Systems or the Assets, other than those instruments referred to in Sections 4.6(b), 4.7(b) and 4.10 and other than agreements and instruments involving payments, individually, of $25,000 or less or that are terminable on sixty (60) days' notice or less (collectively, with such other agreements described in clauses (a)(i) through (iii), and the Pole Attachment Agreements and other agreements and instruments referred to in Sections 4.6(b), 4.7(b) and 4.10, as well as such Agreements as are not required to be listed in any Schedule hereto, the "Agreements"). Except as set forth in Schedule 4.8A, Seller has delivered to Buyer copies of all Agreements that are identified in Schedule 4.9. All of the Agreements are in full force and effect.

                  (b) Seller is in compliance in all material respects with the terms of all Agreements to which it is a party or by which it is bound or affected, and there are no material uncured defaults thereunder.

         4.10 Pole Attachment Agreements; Related Agreements. Schedule 4.10 contains a list, as of the date hereof, of all contracts, agreements and understandings (other than the Governmental Authorizations listed in Schedule
4.8 and the Agreements described in Section 4.9) with respect to the Assets or Systems to which Seller is a party or by which it is bound relating to: (i) the use of any public utility facilities including, without limitation, all pole line, joint pole or master contracts for pole attachment rights and the use of conduits (herein called "Pole Attachment Agreements"), (ii) the use of any microwave or satellite transmission facilities or (iii) the sale of cablecast time to third parties for advertising or other purposes. Except as set forth in
Schedule 4.8A, Seller has delivered to Buyer copies of all Pole Attachment Agreements and other agreements and instruments referred to in Schedule 4.10.

         4.11 Retransmission Consent and Must-Carry; Rate Regulation; Copyright Compliance.

                  (a) Set forth in Schedule 4.11 is a list of the stations within the Systems that have elected "must-carry" or retransmission consent status pursuant to the Cable Act. Seller has delivered to Buyer copies of all retransmission consent agreements and copies of all must-carry election notices that are in Seller's possession. To Seller's Knowledge, each station carried by any of the Systems is carried pursuant to a retransmission consent agreement, "must-carry" election or other programming agreement.

                  (b) Seller has filed with the Copyright Office all required statements of account with respect to the Systems that were required to have been filed since July 1, 1999 in accordance with the Copyright Act of 1976 and regulations promulgated pursuant thereto (collectively referred to herein as the "Copyright Act"), and Seller has paid all royalty fees payable with respect to the Systems since July 1, 1999. Seller has delivered to Buyer copies of all Statements of Account referred to in this Section 4.11(b).

                  (c) Seller has not, since November 12, 1999, received any written notice that, and Seller has no Knowledge that since January 1, 1999, it or any of the Systems operated by it: (i) is not or has not been in compliance in all material respects with the Communications Act and all applicable rules of the FCC, except for such compliance which would not be reasonably expected to have a Material Adverse Effect; or (ii) has not made all material filings required to be made by it with the FCC in connection with the Systems or provided all material notices to customers of the Systems required under the Communications Act and the FCC's rules and regulations, other than such filings and notices, the failure of which to be made or provided would not be reasonably expected to have a Material Adverse Effect. Schedule 4.11 sets forth the cable television service rates charged in each of the Systems. Seller has not, since November 12, 1999, received any notice that any of such rates are not permitted rates under the rules and regulations of the FCC. Schedule 4.11 also sets forth a list, as of the date hereof, of all pending rate complaints on file at the FCC with respect to the Systems.

         4.12 Litigation. Except as set forth in Schedule 4.12, and except as may be disclosed pursuant to Section 4.8(b), there is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding or any order, complaint, decree or judgment pending, or to Seller's Knowledge threatened, against or relating to Seller or the Systems other than (i) FCC and other proceedings generally affecting the cable television industry and not specific to Seller; and (ii) routine collection actions with respect to the payment by subscribers for services rendered by Seller and other proceedings and actions arising in the ordinary course of business that are covered by Seller's insurance policies.

         4.13     Compliance with Laws. Except as may be disclosed pursuant to
Section 4.8(b), Seller has not, since November 12, 1999, received any notice of any claim by any Governmental Authority, and Seller has no Knowledge that Seller has not been or is not in compliance with any Legal Requirement applicable to it, the Systems or the Assets.

         4.14     Employee Benefit Plans.

                  (a) All Employee Plans and Compensation Arrangements providing benefits to Employees or Employees of the Systems whose employment terminated since November 12, 1999 ("Systems Plans") are listed in Schedule 4.14(a). Except as disclosed in Schedule 4.14(a), there is no new Employee Plan or Compensation Arrangement or any amendment to an existing Employee Plan or Compensation Arrangement that will affect the benefits of Employees or former Employees of the Systems and that is to become effective after the date of this Agreement.

                  (b) Each Employee Plan and Compensation Arrangement has been established, maintained, operated and administered in accordance with its own terms and, where applicable, ERISA, the Code, and any other applicable Legal Requirement.

                  (c) To Seller's Knowledge no lien has arisen under Section 412 of the Code or Section 302 of ERISA in favor of any Employee Plan.

         4.15     Labor Relations; Employees.

                  (a) Seller is not a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Employees of the Systems; Seller has not recognized any union or other collective bargaining representative of any group of

Employees of the Systems; and no union or other collective bargaining representative has been certified as representing any of the Employees of the Systems;

                  (b) there currently is no (i) unfair labor practice charge or complaint against Seller involving any Employee of the Systems pending before the National Labor Relations Board, any state labor relations board or any court or tribunal, (ii) grievance or other claim involving any Employee of the Systems pending before any Governmental Authority against Seller, or (iii) arbitration proceeding arising out of or under any collective bargaining agreement pending before any Governmental Authority against Seller involving any Employee of the Systems;

                  (c) Except with respect to ongoing disputes of a routine nature or involving immaterial amounts, Seller has paid in full to all of its Employees providing services to the Systems all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such Employees.

         4.16 Environmental Matters. Except for any such noncompliance of an insubstantial nature that has been remedied as required by applicable Environmental Laws: (a) Seller's operations with respect to the Systems have complied and comply in all material respects with all applicable Environmental Laws; (b) Seller has not used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for Remedial Action, and (c) to Seller's Knowledge, the Real Property complies and has complied in all material respects with all applicable Environmental Laws. Except as set forth in Schedule 4.16, to Seller's Knowledge, no underground storage tank is located under any of the Real Property, and to Seller's Knowledge, none of the Real Property has been used as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes. Seller has delivered to Buyer copies of all assessments, studies, reports and surveys relating to the environmental condition of the Real Property, including but not limited to the presence or alleged presence of Hazardous Substances at or on the Real Property, that are in the possession or under the control of Seller. To Seller's Knowledge, no ambient asbestos is present at the Real Property.

         4.17 Bonds; Letters of Credit. Schedule 4.17 sets forth a list of all franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by Seller in connection with its operation of any of the Systems.

         4.18     Information on the Systems and Subscribers.

                  (a) Schedule 4.18 sets forth a list, as of the date set forth in said Schedule, of the Systems that are owned and operated by Seller and for each System a materially accurate statement of the following information:

                      (i) the total number of Subscribers served by such System;

                      (ii) the bandwidth capacity of the System specified in MHz; and

                      (iii) the channel line-up and rate card for such System.

                  (b) Seller has made available to Buyer all existing system engineering drawings and "as built" maps with respect to the Systems that are in the possession of Seller and that have been requested by Buyer or its representatives for review.

         4.19 Broker; Brokers' Fees. Except for Daniel & Associates, Inc., which has been retained by and whose fee shall be paid by Sellers, neither Seller nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement. Sellers agree to indemnify and hold harmless Buyer against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by them.

5.       Representations And Warranties of Buyer.

         Buyer represents and warrants to Sellers that the following statements are true and correct:

         5.1 Organization, Qualification and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on. On the Closing Date, Buyer will be duly qualified to do business in all jurisdictions where the ownership and operation of the Assets and Systems requires such qualification.

         5.2 Capacity; Due Authorization; Enforceability. All requisite corporate action required to be taken by Buyer for the execution, delivery and performance by Buyer of this Agreement and all Related Agreements to which Buyer is a party have been duly performed. Buyer has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and this Agreement and each of the Related Agreements to which Buyer is a party, upon execution and delivery, will be, a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         5.3 Absence of Conflicting Agreements. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby (provided all of the Required Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate Buyer's certificate of incorporation or bylaws; (b) violate any Legal Requirement applicable to Buyer, the Assets on the Systems; (c) conflict with or result in a breach of or default under any contract, note, mortgage or agreement to which Buyer is a party or by which Buyer is bound.

         5.4 Litigation. There is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding, or any order, complaint, decree or judgment pending, or, to Buyer's knowledge, threatened, that would prevent, limit, delay or otherwise interfere with Buyer's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

         5.5 Financial Capability. Buyer has the financial capability, including to obtain financing, necessary to consummate the transactions contemplated in this Agreement, in accordance with the terms hereof, including payment of the Purchase Price.

         5.6 Brokers. Neither Buyer nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

6.       Covenants of Sellers and Buyer.

         6.1      Continuity and Maintenance of Operations.

                  (a) Except as Buyer may otherwise agree in writing, until the Closing each Seller shall operate its respective Systems in the ordinary course of business consistent with Past Practices and shall:

                  (b) (i)   maintain and repair the Assets in the ordinary
course of business consistent with its year 2000 budgets, and at Closing the Assets will be in substantially the same condition as they are in as of the date hereof, subject to ordinary wear and tear;

                      (ii) maintain its inventory and other supplies and spare parts at levels consistent with its year 2000 budgets;

                      (iii) make capital expenditures substantially in accordance with its year 2000 capital budget;

                      (iv) use commercially reasonable efforts to comply with Legal Requirements applicable to the Systems;

                      (v) not conduct promotional activities inconsistent with Past Practices;

                      (vi) continue its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent, in accordance with Past Practices; and

                      (vii) not enter into installment sale agreements and other agreements under which Buyer would be obligated to pay the deferred purchase price of property, which agreements collectively will involve aggregate payments in excess of $25,000 following the Closing Date.

                  (c) Except as required by law and except as budgeted by Seller, after the date of this Agreement, Seller will not, without giving prior written notice to Buyer, change customer rates for any tier of service or charges for remote or installation, make channel additions, channel substitutions, change the channel lineups or implement any retiering or repackaging of cable television programming offered by any of the Systems, or change billing, collection or installation practices.

         6.2      Access to Sellers; Confidentiality.

                  (a) Upon reasonable advance notice, each Seller shall afford to the officers, employees and authorized representatives of Buyer and to the employees and authorized representatives of Buyer's equity and financing sources reasonable access during normal business hours to its respective Systems and to its offices, properties and business and financial records (including computer files, retrieval programs and similar documentation) that relate to its respective Systems and the operation thereof.

                  (b) Until Closing Buyer (i) shall use reasonable efforts to cause its directors, officers, employees and representatives and the employees, representatives and agents of Buyer's equity and financing sources to hold in strict confidence all information furnished to any of them by Sellers in connection with the transactions contemplated by this Agreement that is not otherwise available to the public (the "Confidential Information"), and (ii) shall not, without the prior written consent of the Seller or Sellers to which such Confidential Information pertains, release or disclose any Confidential Information to any other person, except (A) to the extent required by applicable law, (B) as necessary in connection with filings, approvals and rulings to be obtained from any governmental agency, including, but not limited to, the Federal Trade Commission, the Department of Justice, the Securities and Exchange Commission and the Internal Revenue Service (it being understood that any such filing may include the filing of a copy of this Agreement), (C) to Buyer's equity and financing sources and its directors, officers, employees or representatives who are informed by Buyer of the confidential nature of the Confidential Information, (D) as necessary to obtain consents to the transfer of any Franchise or otherwise necessary for the consummation of the transactions contemplated by this Agreement, and (E) as otherwise permitted by the remainder of this Section 6.2(b). In the event Buyer or any person to whom Buyer transmits Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, Buyer shall provide the Seller or Sellers to which such Confidential Information pertains with prompt notice so that such Seller(s) may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 6.2(b), or both. In the event that such protective order or other remedy is not obtained, or that Seller waives compliance with the provisions of this Section 6.2(b), Buyer shall furnish only that portion of the Confidential Information which is legally required.

                  (c) Following the Closing, upon reasonable notice by Buyer, each Seller shall afford to Buyer's officers, employees, accountants and other authorized representatives, reasonable access to such Seller's business and financial records and accountants that relate to such Seller's Systems to enable Buyer to obtain information and data reasonably required in connection with the preparation of Buyer's financial statements and any regulatory filings relating to such Seller's Systems.

         6.3      Notification.

                  (a) Each party shall promptly notify the other of any action, suit, proceeding or investigation that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality or propriety of any transaction contemplated by this Agreement.

                  (b) If Buyer or any Seller acquires actual knowledge before the Closing Date that a material breach of any of Sellers' or Buyer's (as the case may be) representations or warranties has occurred, the party acquiring such actual knowledge shall provide prompt written notice to Buyer or the applicable Seller (as the case may be) describing such breach. Notwithstanding the foregoing, no notice or information delivered by or to any party shall affect the other party's right to rely on any representation or warranty made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         6.4 No Public Announcement. Prior to the Closing Date, no party hereto shall, without the approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         6.5 Regulatory Filings. As soon as may be reasonably practicable, but in no event later than thirty (30) days after the date hereof, Buyer and Sellers shall file or cause to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice such Notifications and Report Forms relating to the transactions contemplated hereby as are required by the pre-merger notification rules issued under the HSR Act. Buyer and each applicable Seller shall: (i) promptly supply each other with any information provided in response to any requests for additional information made by either of such agencies, and (ii) use all reasonable efforts to cause the waiting period under the HSR Act to terminate or expire at the earliest possible date. Buyer and the applicable Sellers shall share equally all filing fees associated with each Notification and Report Form required to be filed in connection with this Agreement.

         6.6      Employees; Employee Benefits.

                  (a) Subject to the following sentence, effective as of and contingent upon the Closing, Buyer shall make offers of employment to such Employees who render services to the Systems as Buyer shall determine, in its sole and absolute discretion (each Employee who accepts Buyer's offer of employment and who becomes an employee of Buyer effective as of the Closing hereinafter called a "Transferred Employee"). Not less than thirty (30) days prior to the Closing, Buyer shall notify each Seller in writing of the Employees of such Seller to whom Buyer intends offer employment, and Buyer shall make offers of employment to such Employees in accordance with the preceding sentence. Prior to Closing each Seller shall, with respect to its Employees, take all actions reasonably necessary to comply with the WARN Act, if applicable, and any applicable comparable state laws. Each Seller shall pay when required all compensation and shall provide all benefits to its respective Employees as are required, and, except as set forth in Section 6.6(b) Seller shall retain liability for all obligations and liabilities owed to its respective Employees that relate to periods prior to the Closing Date.

                  (b) Buyer shall offer group health plan coverage to all Transferred Employees and their spouses and eligible dependents who are covered on the Closing Date under a group health plan maintained or contributed to by Sellers, and such coverage shall be the same, and shall be subject to the same terms and conditions, as Buyer provides to similarly situated employees, provided that such coverage shall be effective as of the Closing and that no pre-existing condition limitation shall be applied to any such Transferred Employees, their spouses and eligible dependents unless, and only to the same extent that, such persons are subject to pre-existing condition limitations under Sellers' group health plan. Each Seller shall have full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" who is an Employee, and to any "qualified beneficiary" of such Employee, and who is covered by a "group health plan" sponsored or contributed to by such Seller (all such group health plans of Sellers individually and collectively called "Sellers' Health Plans") to the extent that such continuation coverage is required to be provided by such Seller under Code
Section 4980B, and the regulations promulgated thereunder, as a result of a "qualifying event" experienced by such covered employee or qualified beneficiary with respect to or in connection with the transactions contemplated by this Agreement. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (c) Sellers have delivered to Buyer separately descriptions of Sellers' vacation and sick leave policies. Within ten (10) days following Buyer's delivery to Sellers of the notices referred to in Section 6.6(a) (regarding the Employees to whom Buyer intends to make offers of employment), each Seller shall provide to Buyer a list of the accrued vacation and sick leave of each of its Employees to whom Buyer has indicated it intends to offer employment. Each Transferred Employee shall be credited under Buyer's vacation and sick leave policy with the full amount of vacation leave accrued by such Transferred Employee but unused as of the Closing Date under the vacation policies of Sellers applicable to such Transferred Employee.

                  (d) From the date of this Agreement through the date that is one (1) year following the Closing, without Buyer's consent, neither Sellers, Charter nor any of Charter's subsidiaries will solicit the employment of persons who are employees of the Systems as of the date hereof or who become employees of the Systems prior to Closing, other than (i) any such employee who does not accept Buyer's offer of employment; and (ii) any Transferred Employee whose employment is terminated by Buyer following the Closing.

         6.7      Required Consents.

                  (a) Following the execution hereof, until the Closing Date, each Seller shall use commercially reasonable efforts, and Buyer shall cooperate in good faith with Sellers, to obtain all Required Consents, including Required Consents under the Franchises, Licenses and Agreements. Each Seller and Buyer shall prepare and file, or cause to be prepared and filed, within fifteen (15) days after the date hereof (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its application), all applications (including FCC Forms 394 or other appropriate forms, to the extent such Seller determines they are necessary or appropriate) required to be filed with the FCC and any other Governmental Authority that are necessary for the assignment to Buyer, in connection with the consummation of the transactions contemplated by this Agreement, of the Governmental Authorizations. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Required Consent required under any Agreement. Notwithstanding subsection (d)(i) hereof, and subject to subsection
(d)(ii) hereof, nothing in this Section 6.7 shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys' fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Buyer or Sellers, provided that Sellers shall be liable for all obligations or liabilities under each Governmental Authorization or Agreement during the period prior to the Closing Date.

                  (b) In connection with and as part of the parties' efforts to obtain the Required Consents of each applicable Governmental Authority to the transfer of any Franchise issued thereby from each applicable Seller to Buyer, such Seller shall use commercially reasonable efforts to obtain, with Buyer's cooperation, a Franchise Renewal for each such Franchise that has expired or shall expire prior to the Closing Date, and a Franchise Extension for each such Franchise that shall, by its terms, expire during the thirty-month period subsequent to the Closing Date.

                  (c) Sellers shall also use commercially reasonable efforts to cause each such Required Consent relating to a Franchise or Agreement to include provisions that permit (i) Buyer to grant a security interest in such Franchise or Agreement to its lender(s) providing financing to Buyer with respect to the transaction contemplated hereby, and (ii) Buyer to transfer such Franchise or Agreement to any Affiliate of Buyer that agrees in writing as a condition to such transfer to be bound by any and all obligations of Buyer in connection therewith; provided, that Sellers shall have no additional obligation with respect to obtaining such provisions if the inclusion of such provisions would cause such Required Consent to be unreasonably withheld, delayed or otherwise conditioned.

                  (d) (i) Buyer agrees that if in connection with the process of obtaining any Required Consent, Franchise Renewal or Franchise Extension, a Governmental Authority or other Person purports to require any condition or any change to a Franchise, License or Agreement to which such Required Consent, Franchise Renewal or Franchise Extension relates that would be applicable to either Buyer or Sellers as a requirement for granting such Required Consent, Franchise Renewal or Franchise Extension, which condition or change involves a monetary payment or commitment to such Governmental Authority or other Person, either Buyer or Sellers may elect, in its or their sole discretion, to satisfy such monetary payment or commitment, in which case, Buyer and Sellers will accept any condition or change in the Franchise, License or Agreement to which such Required Consent, Franchise Renewal or Franchise Extension relates to the extent provided herein.

                      (ii) Subject to the terms of subsection (i) above, no Seller shall agree, without Buyer's prior written consent, which consent Buyer shall grant or withhold in its reasonably exercised discretion, to any adverse change (other than immaterial, non-monetary changes) to the terms of any Governmental Authorization or Agreement as a condition to obtaining any Required Consent to the assignment of such Governmental Authorization or Agreement to Buyer. If in connection with the obtaining of any Required Consent, a Governmental Authority or other third party seeks to impose any condition or adverse change to any Governmental Authorization or Agreement to which such Required Consent relates that would be applicable to Buyer as a requirement for granting such Required Consent, Sellers shall promptly notify Buyer of such fact and Sellers shall not agree to such condition or adverse change unless Buyer shall, in its reasonably exercised discretion, consent to such condition or change in writing.

                  (e) Buyer shall promptly furnish to any Governmental Authority or other Person from which a Required Consent, Franchise Extension or Franchise Renewal is requested such accurate and complete information regarding Buyer and its Affiliates, including financial information relating to the cable and other media operations of Buyer and its Affiliates, as a Governmental Authority or other Person may reasonably require in connection with obtaining any Required Consent, Franchise Extension or Franchise Renewal.

                  (f) It is understood and agreed that nothing herein shall prevent Buyer or its Affiliates (or their employees, agents, representatives and any other Person acting on behalf of Buyer and its Affiliates) from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a Required Consent, Franchise Extension or Franchise Renewal is sought, and Buyer shall use commercially reasonable efforts to apprise Sellers of all such requests.

         6.8 Use of Transferor's Name. For a period of 180 days after the Closing Date, Buyer may continue (but only to the extent reasonably necessary) to operate the Systems using the name "Enstar" and all derivations and abbreviations of such name and related trade names and marks in use in the Systems on the Closing Date, such use to be in a manner consistent with the way in which Sellers have used the marks. Within 180 days after the Closing Date, Buyer will discontinue using and will dispose of all items of stationery, business cards and literature bearing such name or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Buyer.

         6.9 Delivery of Subscriber Information. Between the date of this Agreement and the Closing Date, promptly after the preparation thereof, each Seller shall deliver to Buyer true, correct and complete copies of (i) quarterly financial information, including a balance sheet, a statement of income and expenses and a statement of cash flows (ii) quarterly statements of capital expenditures with respect to such Seller's Systems and
(iii) monthly subscriber counts for its Systems prepared by such Seller for its internal use.

         6.10 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest), incurred in connection with the transactions consummated pursuant to this Agreement with respect to the Assets conveyed by any Seller shall be shared equally by Buyer and such Seller. Buyer and Sellers will cooperate in all reasonable respects to prepare and file all necessary federal, state and local tax returns, tax information returns, reports and estimates and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         6.11 Further Assurances; Satisfaction of Covenants. Sellers and Buyer each shall execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby. Sellers and Buyer shall each use commercially reasonable efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder.

         6.12     Environmental Reports; Title Commitments.

                  (a) (i) Buyer shall be entitled to obtain, at its own expense, during the period of sixty (60) days after the date hereof (the "Real Estate Inspection Period") (A) commitments of title insurance ("Title Commitments") issued by a nationally-recognized title insurance company selected by Buyer and reasonably acceptable to Sellers (a "Title Company"), committing to insure fee title to the parcels of Real Property owned by Sellers and leasehold title to those parcels of Real Property leased by Sellers, by ALTA (1992) owner's policies of title insurance, (B) surveys of said parcels of Real Property, in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments, with the standard printed exceptions relating to survey matters deleted ("Surveys"), certified to Buyer and to the Title Company issuing the Title Commitment with respect to that parcel of Real Property, and (C) Phase I environmental reports concerning the owned or leased Real Property, which shall be performed by environmental consulting or engineering firms reasonably acceptable to Buyer and Sellers (together with any Phase II report, "Environmental Reports"). Buyer shall deliver to Sellers true and complete copies of all such Title Commitments, Surveys and Environmental Reports within five (5) Business Days after Buyer's receipt thereof.

                  (ii) If any Phase I Environmental Report discloses a potential presence of Hazardous Substances or a violation of any Environmental Law that is sufficiently material to reasonably warrant a Phase II study, or shall otherwise recommend performance of a Phase II study, then Buyer shall have the right (subject to the provisions of this Paragraph (a)(ii)) beyond such 60 day period, to obtain a Phase II report with respect to the subject parcel of Real Property, in which event the Real Estate Inspection Period shall be extended accordingly (but not more than 45 days) with respect to such parcel of Real Property. Any such Phase II report shall be ordered promptly after receipt and analysis of the respective Phase I report. If Buyer proposes to undertake a Phase II environmental study on any parcel of Real Property, Buyer shall provide to the applicable Seller a plan for such proposed study prior to commencing the same, and such Seller shall have the right (which such Seller shall exercise by written notice to Buyer within ten (10) Business Days after receipt of Buyer's proposal) to deny by Buyer's request to perform such Phase II environmental study on such Real Property. If such Seller refuses to allow such Phase II study, Buyer may terminate this Agreement by written notice to Sellers within ten (10) Business Days of such Seller's refusal, or Buyer may elect to close notwithstanding such refusal. If Buyer elects to close notwithstanding such refusal, (A) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects of the applicable parcel of Real Property, (B) Buyer shall not have any recourse against Sellers based on such Title Defects or Environmental Defects except as provided in clause (C) of this sentence, and (C) if within six (6) months after Closing, Buyer incurs environmental remediation expenses in respect of Environmental Defects at the site(s) for which a Seller refused to allow a Phase II study, such Seller will reimburse Buyer for the reasonable costs of such remediation; provided, that (I) in no event shall the aggregate amount of reimbursement by Sellers under this clause (C) and any remediation costs incurred by Sellers prior to Closing in respect of Environmental Defects and Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof) exceed $100,000 in the aggregate, and (II) this clause (C) shall be inapplicable if a Purchase Price reduction is made under Subsection (b) or (c) of this Section 6.12.

                  (b) In the event that a Title Commitment or Survey reveals the existence of any matter that renders title to the subject Real Property to be other than as represented herein (a "Title Defect"), and Buyer requests in writing, within ten (10) days of Buyer's receipt of the relevant Title Commitment or Survey, that the applicable Seller remedy the same, then such Seller shall use commercially reasonable efforts to either cure the Title Defect or cause the Title Company to insure over it; provided, that Sellers shall not be obligated to expend more than an aggregate amount of $100,000 for remediation of all Title Defects and Environmental Defects required to be remedied hereunder (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof); and if it is reasonably expected that the cost of such remediation together with the actual or estimated expense of remedying Environmental Defects will exceed $100,000 in the aggregate, such Seller shall have no obligation to undertake such remediation. A Seller's decision regarding whether to undertake remediation shall be made by written notice to Buyer within ten (10) Business Days after all Title Defects and Environmental Defects are disclosed to Sellers. If under such circumstances the applicable Seller elects to not undertake such remediation, Buyer may, by notice to such Seller given within ten (10) Business Days after such Seller's election to not remediate, terminate this Agreement, or Buyer may, by notice to Sellers given within ten
(10) Business Days after such Seller's election to not remediate, elect to close notwithstanding such election. If Buyer elects to close notwithstanding such election, (i) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects; (ii) Buyer shall have no recourse against Sellers based on any such Title Defects or Environmental Defects (including any claim for indemnification pursuant to Section 10 hereof); and (iii) at Closing the Purchase Price shall be reduced by $100,000; provided, that there shall be no such reduction in the Purchase Price under this subsection (b) if there is a Purchase Price reduction under Subsection (c) below.

                  (c) In the event that an Environmental Report reveals the presence of Hazardous Substances on the Real Property that could reasonably result in liability to the owner or user thereof or reveals noncompliance with any Environmental Law (either, an "Environmental Defect"), and Buyer requests in writing, within ten (10) days of Buyer's receipt of the relevant Environmental Report, that the applicable Seller remedy the same, such Seller shall use commercially reasonable efforts to cure any such Environmental Defect; provided, that Sellers shall not be obligated to expend more than an aggregate of $100,000 for remediation of all Environmental Defects and Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof); and, if it is reasonably expected that the cost of such remediation together with the actual or estimated cost of remedying Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof) will exceed $100,000 in the aggregate, such Seller shall have no obligation to undertake such remediation. A Seller's decision as to whether to undertake remediation shall be made by written notice to Buyer within ten (10) Business Days after all Title Defects and Environmental Defects are disclosed to Sellers. If under such circumstances the applicable Seller elects to not remediate, Buyer may, by notice to Sellers given within ten (10) Business Days after such Seller's election to not remediate, proceed to close notwithstanding such election. If Buyer elects to close notwithstanding such election, (i) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects; (ii) Buyer shall have no recourse against Sellers based on Title Defects or Environmental Defects (including any claim for indemnification pursuant to Section 10 hereof); and (iii) at Closing the Purchase Price shall be reduced by $100,000; provided, that there shall be no such reduction in the Purchase Price under this Subsection (c) if there is a Purchase Price reduction under Subsection (b) above.

                  (d) After the Real Estate Inspection Period (as it may be extended pursuant to Subsection (a)(ii) hereof) Buyer shall not be entitled to terminate this Agreement based on Title Defects or Environmental Defects, nor shall Buyer be entitled to make any claim for indemnification pursuant to
Section 10 hereof based on Title Defects or Environmental Defects.

                  (e) Buyer shall indemnify each Seller and hold each Seller harmless from and against any losses incurred by such Seller relating to damage to Real Property in connection with Buyer's obtaining any Environmental Reports.

         6.13 Limited Partner Consents. As soon as reasonably practicable following the execution hereof, the Limited Partnerships and the General Partners shall, if required to do so under applicable Legal Requirements, file with the SEC proposed proxy materials relating to the Limited Partnerships' and the General Partners' solicitation of the Limited Partner Consents. Each Limited Partnership and General Partner shall use reasonable efforts (i) to have such proxy materials cleared by the SEC (if applicable) so as to enable it to disseminate definitive proxy materials to its respective Limited Partners, (ii) to disseminate such materials, upon receipt of SEC clearance (if applicable), to its respective Limited Partners and (iii) thereafter to obtain the Limited Partner Consents. Sellers shall give Buyer prompt notice when the Limited Partner Consents have been obtained and when any material development has occurred that causes substantial doubt as to whether the Limited Partner Consents will be obtained.


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


         6.14 Acquisition Proposals. If, prior to obtaining all the Limited Partner Consents, any Seller or any Person acting on behalf of any Seller receives a solicitation from a third party regarding an Acquisition Proposal (as defined herein), which Acquisition Proposal such Seller intends to submit to its respective Limited Partners (or the Limited Partners of its General Partner, as the case may be) for their approval, such Seller shall, within five (5) Business Days following receipt of such solicitation, notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days following receipt of such notification, to submit an Acquisition Proposal in response to the third party's Acquisition Proposal (a "Buyer Acquisition Proposal"), which Buyer Acquisition Proposal shall contain all the terms and conditions of this Agreement other than the Purchase Price. For purposes hereof, an "Acquisition Proposal" means any bona fide proposed (i) asset acquisition or exchange or similar transaction providing for any third party's acquisition of any of the Assets or Systems or (ii) acquisition of partnership interests, merger, consolidation, exchange of partnership or other equity interests or similar transaction that would result in the acquisition by any third party of a percentage of the Interests (as defined herein) in any Seller sufficient to give such third party voting control over the applicable Seller. For purposes hereof, an "Interest" in any Seller means an interest in the capital and profits of such Seller or General Partner that is acquired by the making of a capital contribution to such Seller or as otherwise provided under the general or limited partnership agreement applicable to such Seller.

         6.15 Noncompetition Agreement. Charter agrees, on behalf of itself and its direct and indirect subsidiaries, that prior to the third anniversary of the Closing Date it will not, without the written consent of Buyer, directly or indirectly, own, manage, operate or control, engage or participate in the ownership, management, operation or control of or be connected as a shareholder, partner, manager, agent or otherwise with any business or company any part of which operates hardwire cable television systems (or which obtains or holds any franchises therefor) within any of the Franchise Areas. Notwithstanding the foregoing, nothing in this provision shall be construed to prohibit the following: (i) the ownership of a company's securities that constitute less than ten percent (10%) of the outstanding voting stock of such company or does not otherwise constitute control over such company, (ii) the operation by Charter or any of its subsidiaries that are bound by this provision of cable television systems (or the holding of franchises therefor) in those geographical areas included in the Franchise Areas for which Charter or any such subsidiary holds a cable franchise on the date hereof or (iii) the direct or indirect ownership, management, operation or control by Charter or any of its subsidiaries that are bound by this provision of any cable business as the result of a transaction in which the subscribers involved that are located within the Franchise Areas constitute a minority of the subscribers involved in such transaction.

         6.16     Microwave Services; Headend Services.

                  (a) Buyer agrees that following the Closing, Buyer shall provide cable television signals to certain customers of Charter (or an Affiliate of Charter), currently serviced by Enstar Cumberland, who are located in Columbia/Adair and Green Counties, Kentucky, from headends that are included within the Assets Buyer is acquiring from Enstar Cumberland hereunder. In furtherance thereof, at Closing, Buyer and Charter (or such Affiliate, as the case may be) shall enter into an agreement for the provision of such signals, which agreement shall be on reasonable and customary terms to be discussed by the parties thereto ("Headend Services Agreement").

                  (b) Buyer and Sellers agree that in the event that following the Closing it is necessary for Buyer to provide microwave signals to any of the Systems in order for such System or Systems to continue to carry all of the programming carried by it or them as of the Closing, Buyer and the affected Seller(s) shall enter into an agreement at the Closing to provide for Buyer's provision of such signal,s which agreement shall be on reasonable and customary terms to be discussed by the parties thereto ("Microwave Services Agreement").

                  (c) If, after reasonable discussions, the parties thereto are not able to agree on the terms of either the Headend Services Agreement or the Microwave Services Agreement, the parties shall appoint an arbitrator to resolve the disputed terms, which arbitrator shall be an attorney who is an expert with respect to the relevant FCC matters and who does not currently represent any of such parties or their respective Affiliates. Such arbitrator's resolution of the disputed terms of the Headend Services Agreement and/or the Microwave Services Agreement shall be final and binding and shall be effective retroactive to the effective date thereof.

         6.17 Performance of Settlement Agreement. In the event that Sellers enter into the Settlement Agreement, whether before or after the Closing, Buyer expressly agrees that it shall be bound by the terms of, and shall fully perform the obligations set forth in, Sections 8.1 through 8.3 of the Settlement Agreement, insofar as such terms and obligations relate to the Systems acquired by Buyer hereunder. The Purchase Price payable to each Seller shall be reduced, pursuant to Section 3.3(b) or thereafter, by the amount of (i) $20.00 for each claim made under the Settlement Agreement with respect to any of such Seller's Systems by a claimant that is a then-current customer of any such Systems, and
(ii) $9.95 for each claim made under the Settlement Agreement with respect to any of such Seller's Systems by a claimant that is a former customer of any such Systems; each of which claims shall have been made in accordance with the terms of the Settlement Agreement and shall be evidenced by documentation demonstrating, to Sellers' reasonable satisfaction, Buyer's satisfaction of such claim. Buyer agrees to indemnify and hold harmless Sellers and their Affiliates from and against any and all claims, costs and expenses based on or arising out of Buyer's failure to fully comply with and perform the obligations set forth in Sections 8.1 through 8.3 of the Settlement Agreement insofar as related to the Systems acquired by Buyer hereunder. It is expressly agreed and understood that Buyer is not assuming and shall not be bound by any term or provision of the Settlement Agreement other than as expressly set forth herein.

7.       Conditions Precedent To Buyer's Obligations.

         The obligations of Buyer to purchase and accept assignment, transfer and delivery of the Assets to be sold, assigned, transferred and delivered to Buyer hereby are subject to the satisfaction or waiver, at or prior to the Closing Date (as provided herein), of the following conditions:

         7.1 Representations and Warranties of Sellers. As to the representations and warranties of Sellers set forth in Section 4, (1) each of those representations and warranties set forth in Section 4 which is expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein, and (2) each of the other representations and warranties of Sellers set forth in Section 4 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, without regard to the materiality or Material Adverse Effect qualifiers set forth therein; provided, that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect; and provided, further, that the representations and warranties referred to in this Section 7.1 shall not include the representations and warranties contained in Section 4.8(c) with respect to any Governmental Authorization with respect to which a Franchise Extension or Franchise Renewal shall have been obtained.

         7.2 Covenants. Each Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.3 Transferable Franchise Areas; Material Consents; Franchise Renewals; Franchise Extensions. (i) The Franchise Areas covering at least ninety percent (90%) of Subscribers shall have become Transferable Franchise Areas; provided, that if the Franchises and Assets of Enstar IX are not transferred at Closing pursuant to Section 11.1(g), such Systems and the Subscribers served thereby shall be excluded for purposes of such calculation; (ii) subject to clause (i), the Material Consents (other than those that pertain solely to non-Transferable Franchise Areas or Retained Assets) shall have been obtained (other than those that pertain solely to non-Transferable Franchise Areas); and
(iii) the Franchise Renewals and Franchise Extensions shall have been obtained.

         7.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act shall have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         7.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided, that the Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         7.6 Delivery of Certificates and Documents. Sellers shall have furnished to Buyer the following:

                  (a) a certificate of the Secretary or Assistant Secretary of each Seller or, if applicable, such Seller's ultimate corporate general partner, as to (i) the limited or general partnership agreement of Seller; (ii) all actions taken by and on behalf of Seller and its partners to authorize the execution, delivery and performance of this Agreement and the Related Agreements and (iii) the incumbency of officers signing this Agreement and any Related Agreement on behalf of such Seller;

                  (b) in the case of each Seller that is a Limited Partnership, a certificate of good standing of such Seller that is a limited partnership from the Secretary of State of its state of formation and a certificate of foreign qualification for each such Seller from each state in which any of such Seller's Assets are located;

                  (c) a certificate of an executive officer of Enstar, certifying on behalf of Sellers that the conditions set forth in Sections 7.1 and 7.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreements, duly executed by Sellers;

                  (e) the Indemnity Escrow Agreement(s) duly executed by Sellers;

                  (f) if necessary, the Management Agreement(s), duly executed by the appropriate Seller(s);

                  (g) a deed, in form and substance reasonably satisfactory to the applicable Seller and Buyer, conveying title to each parcel of Real Property owned by such Seller to Buyer;

                  (h) copies of all Material Consents obtained on or prior to Closing; and

                  (i) all other documents as are reasonably necessary to transfer title to the Assets to Buyer.

         7.7 Opinion of Sellers' Counsel. Sellers shall have furnished Buyer with an opinion letter, dated the Closing Date, of Baer Marks & Upham LLP, counsel for Sellers, in the form set forth in Exhibit D hereto.

         7.8 Opinion of Sellers' FCC Counsel. Sellers shall have furnished Buyer with an opinion letter, dated the Closing Date, of Cole, Raywid & Braverman, L.L.P., FCC counsel for Sellers, in the form set forth in Exhibit E hereto.

         7.9 General and Limited Partner Consents. The General Partner Consents and the Limited Partner Consents shall have been obtained, except that obtaining the Limited Partner Consents with respect to Enstar IX shall not be a condition to Buyer's closing with respect to any other Seller.

         7.10 Aggregate Subscriber Total. On the Closing Date the Systems shall serve, in the aggregate, no fewer than 51,000 Subscribers; provided, that if the Systems of Enstar IX are not transferred at Closing in accordance with the terms of this Agreement, on the Closing Date the Systems shall serve, in the aggregate, no fewer than 49,630 Subscribers.

         8.       Conditions Precedent to Sellers' Obligations.

         The obligations of Sellers to sell, assign, transfer and deliver the Assets to Buyer hereunder are subject to the satisfaction or waiver at or prior to the Closing Date (as provided herein) of the following conditions:

         8.1 Representations and Warranties of Buyer. As to the representations and warranties of Buyer set forth in Section 5, (1) each of those representations and warranties set forth in Section 5 which is expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein, and
(2) each of the other representations and warranties of Buyer set forth in
Section 5 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, without regard to the materiality or Material Adverse Effect qualifiers set forth therein; provided that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect.

         8.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 Transferable Franchise Areas; Material Consents. (i) The Franchise Areas covering at least ninety percent (90%) of Subscribers shall have become Transferable Franchise Areas; provided, that if the Franchises and Assets of Enstar IX are not transferred at Closing pursuant to Section 11.1(g), such Systems and the Subscribers served thereby shall be excluded for purposes of such calculation; and (ii) subject to clause (i), the Material Consents issued by Governmental Authorities (other than those that pertain solely to non-Transferable Franchise Areas or Retained Assets) shall have been obtained.

         8.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act will have been made with the Federal Trade Commission and the United States Department of Justice, and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         8.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided that Sellers shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         8.6 General and Limited Partner Consents. The General Partner Consents and the Limited Partner Consents shall have been obtained, except that obtaining the Limited Partner

Consents with respect to Enstar IX shall not be a condition to Sellers' closing with respect to any other Seller.

         8.7 Aggregate Subscriber Total. On the Closing Date the Systems shall serve, in the aggregate, no fewer than 51,000 Subscribers; provided, that if the Systems of Enstar IX are not transferred at Closing in accordance with the terms of this Agreement, on the Closing Date the Systems shall serve, in the aggregate, no fewer than 49,630 Subscribers.

         8.8 Delivery of Certificates and Documents. Buyer shall have furnished to Sellers the following:

                  (a) a certificate of the Secretary or Assistant Secretary of Buyer as to (i) the certificate of incorporation and bylaws of Buyer, (ii) resolutions of Buyer authorizing the execution, delivery and performance of this Agreement and the Related Agreements; and (iii) the incumbency of officers signing this Agreement and the Related Agreements on behalf of Buyer;

                  (b) a certificate of legal existence and good standing of Buyer from the Secretary of State of Buyer's state of organization and a certificate of foreign qualification of Buyer in any state in which any of the Systems or Assets is located;

                  (c) a certificate of an executive officer of Buyer certifying that the conditions set forth in Sections 8.1 and 8.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreements, duly executed by Buyer;

                  (e) the Indemnity Escrow Agreement(s), duly executed by Buyer;

                  (f) the Headend Services Agreement, duly executed by Buyer;
and

                  (g) if necessary, the Management Agreement(s), duly executed by Buyer.

         8.9 Opinion of Buyer's Counsel. Buyer shall have furnished Sellers with an opinion letter, dated the Closing Date, of Dow Lohnes & Albertson, PLLC, counsel for Buyer, in the form set forth in Exhibit F.

         8.10 Payment for Assets. Buyer shall have delivered the Purchase Price as provided in Section 3.2.

9.       Retained Franchises and Assets.

         9.1 Non-Transferable Franchise Areas. In the event that on the Closing Date any Franchise Area is not a Transferable Franchise Area, then the Franchise covering such Franchise Area ("Retained Franchise") and any other Assets used solely in connection with any Seller's operations within such Franchise Area ("Retained Assets") shall be excluded from the Assets conveyed on the Closing Date, and the provisions of this Section 9 shall apply. In the event there are any Retained Franchises and Assets on the Closing Date, the amount of the Purchase Price paid by Buyer at Closing with respect to such Retained Franchises and Assets shall be the Discounted Franchise Purchase Price (as defined in Section 9.5) with respect thereto.

         9.2 Retained Franchise Consents. From and after the Closing Date the Seller(s) owning any Retained Franchises or Retained Assets shall continue to use commercially reasonable efforts to obtain the Required Consent with respect to any Retained Franchise ("Retained Franchise Consent"), and the terms and conditions of Section 6.7, insofar as they apply to Franchise Required Consents, shall govern the obtaining of any such Retained Franchise Consent.

         9.3 Subsequent Closings. Subject to Section 9.4, at such time as the Franchise Area covered by any Retained Franchise shall become a Transferable Franchise Area, Buyer and the applicable Seller shall conduct a closing (each, a "Subsequent Closing") at which such Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from such Seller, the Retained Franchise covering such Franchise Area and any Retained Assets with respect thereto. Each Subsequent Closing shall take place on a Business Day on which the relevant parties shall agree and that is not less than five (5) nor more than ten (10) Business Days from the date on which Buyer receives notice that the Retained Franchise Consent is obtained or the relevant Franchise Area has otherwise become a Transferable Franchise Area. At such Subsequent Closing, (i) Buyer shall deliver to the applicable Seller, in the manner set forth in Section 3.2(a), the amount of the difference between the Franchise Purchase Price and the Discounted Franchise Purchase Price with respect to such Retained Franchise and any such Retained Assets; and (ii) Buyer or the applicable Seller, as the case may be, shall deliver the instruments described in Sections 7.6(d), (g),
(h) and (i) and 8.7(d) with respect to such Retained Franchise and Retained Assets.

         9.4 Final Closing. If, on the date that is one (1) year from the date of the Closing Date, any Franchise Area shall not have become a Transferable Franchise Area, Buyer and the Seller with respect thereto shall nevertheless conduct a final Closing with respect to the Retained Franchise and Retained Assets relating to any such Franchise Area ("Final Closing"), at which such Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from such Seller, such Retained Franchise and Retained Assets. Such Final Closing shall occur on such one year anniversary date or, if such date is not a Business Day, on the next Business Day. At such Final Closing, Buyer or the applicable Seller, as the case may be, shall deliver the instruments described in Sections 7.6(d), (g), (h) and (i) and 8.7(d) with respect to such Retained Franchise and Retained Assets.

         9.5 Franchise Purchase Price; Discounted Franchise Purchase Price. The "Franchise Purchase Price" with respect to any Retained Franchise (and the Retained Assets with respect thereto), shall be the product of (i) the number of Subscribers covered by such Retained Franchise as of the Closing Date, based on the Pre-Closing Certificate, as it may be modified to reflect the resolution of any pre-Closing disputes with respect thereto, and (ii) the Subscriber Adjustment Amount applicable to the Seller of such Retained Franchise and Assets. The "Discounted Franchise Purchase Price" with respect to any Retained Franchise (and the Retained Assets with respect thereto) shall be the amount of eighty percent (80%) of the Franchise Purchase Price with respect to such Retained Franchise and Assets.

         9.6 Management Agreement. If there are any Retained Franchises, the Systems covered by such Retained Franchises shall be operated pursuant to the Management Agreement from the Closing until the Subsequent Closing with respect thereto or the Final Closing, as the case may be.

10.      Survival of Representations and Warranties; Indemnification.

         10.1 Survival of Representations and Warranties. Subject to Section 6.12, the representations and warranties of the parties provided for in this Agreement shall survive the Closing for a period of six (6) months, except representations and warranties relating to environmental matters and title to Real Property, which representations and warranties shall be governed by Section 6.12, and to Taxes, title to Assets other than Real Property and authority, which representations and warranties shall survive the Closing for the duration of the applicable statute of limitations (the "Indemnity Period"). No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the applicable Indemnity Period; provided, that the written assertion of any claim by a party against the other hereunder with respect to the breach or alleged breach of any representation, warranty (or of a series of facts which would support such breach) shall extend the Indemnity Period with respect to such claim through the date such claim is conclusively resolved.

         10.2     Indemnification.

                  (a) Subject to the provisions of Sections 10.1 and 10.5, Buyer agrees to indemnify and hold harmless each Seller, after the Closing, from and against any and all claims to the extent such claims are based upon, arise out of or are related to (i) a breach of any representation or warranty, or any failure to perform or comply with any of the covenants, conditions or agreements of Buyer set forth in this Agreement or in any Related Agreement, (ii) the assertion of any claim or legal action against such Seller by any Person or Governmental Authority based upon, arising out of or relating to the ownership or operation of the Assets occurring, arising or accruing after the Closing Date, or (iii) as set forth in Section 6.17.

                  (b) Subject to the provisions of Sections 10.1 and 10.5, each Seller agrees to indemnify and hold harmless Buyer, after the Closing, from and against any and all claims to the extent such claims are based upon, arise out of or relate to (i) a breach of any representation or warranty, or any failure to perform or comply with any of the covenants, conditions or agreements of such Seller set forth in this Agreement or in any Related Agreement or (ii) any liability of such Seller arising or accruing on or prior to, or existing on, the Closing Date, except any such liability for which an adjustment to the Purchase Price is made pursuant to Section 3.3(a)(ii); or (iii) any obligation or liability of such Seller not assumed by Buyer pursuant to the terms of this Agreement.

         10.3     Assertion of Claims.

                  (a) If Buyer, on the one hand, or any Seller, on the other hand believes that it has a claim for indemnification, it shall notify the other (the particular Seller, in the case of a claim against a particular Seller) promptly in writing describing such claim with reasonable particularity and containing a reference to the provisions of this Agreement under which such claim has arisen.

                  (b) As used in this Section 10 the word "claim" shall mean any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees incurred in connection with the investigation or defense thereof or in asserting rights hereunder).

                  (c) Neither this Section 10 nor any other provision of this Agreement is intended to confer any third party beneficiary rights, including but not limited to any extension of any statute of limitations pertaining to suits, actions or proceedings brought by third parties.

         10.4 Notice of and Right to Defend Third Party Claims. Promptly upon receipt of notice of any claim or the commencement of any suit, action or proceeding by a third party in respect of which indemnification may be sought on account of an indemnity agreement contained in Section 10.2, the party seeking indemnification (the "Indemnitee") shall give notice in writing to the party from whom indemnification is sought (the "Indemnitor"). The omission by such Indemnitee to so notify promptly such Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith. In case any claim shall be asserted or suit, action or proceeding commenced against an Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, subject to Indemnitor's written confirmation of its indemnity obligations hereunder with respect to such claim, to assume the defense or conduct the settlement thereof. Anything herein to the contrary notwithstanding, Indemnitor shall not be entitled to settle any such suit, action or proceeding without Indemnitee's consent, which consent shall be not unreasonably withheld. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof (along with its written confirmation of its indemnity obligations), the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof following such notice. The Indemnitee will reasonably cooperate with the Indemnitor in connection with any such claim assumed by the Indemnitor to make available to the Indemnitor all Persons and all pertinent information under the Indemnitee's control.

         10.5     Limitations of Liability.

                  (a) For purposes of this Agreement, claims for indemnification for breach of any representation, warranty, covenant or agreement shall not take into account, give effect to or be qualified by any considerations of materiality or knowledge which may be expressed in such representation or warranty.

                  (b) The amount of any claim indemnifiable by an Indemnitor pursuant to Section 10.2 shall be reduced by the amount of any insurance proceeds and the amount of any tax benefit resulting from the subject matter of such claim received by the Indemnitee in respect of such claim.

                  (c) A Seller shall not be required to indemnify Buyer under
Section 10.2(b) with respect to claims arising from breaches of such Seller's representations or warranties hereunder, and Buyer shall not be required to indemnify any Seller under Section 10.2(a) with respect to Claims arising from Buyer's representations or warranties hereunder, until the aggregate amount of all such Claims against Sellers or Buyer, as the case may be, exceeds the aggregate amount of $350,000, in which case the indemnifying party shall be liable for the total amount of all of such claims starting from the first dollar.

                  (d) Sellers' aggregate liability to Buyer for Claims arising from breaches of Sellers' representations and warranties hereunder shall be limited to losses or damages not exceeding the aggregate amount of $4,250,000, as allocated among the Sellers as set forth in Schedule 1.1A, except that such limit shall not apply to Claims arising out of representations and warranties relating to title to Assets other than Real Property, Taxes and authority. Buyer's liability to Sellers for Claims arising out of breaches of its representations and warranties hereunder shall be limited to losses or damages not exceeding the aggregate amount of $4,250,000, which shall be allocated among the Sellers as set forth in Schedule 1.1A.

         10.6 Indemnity Escrow Agreement. At the Closing, Buyer, Sellers and the Escrow Agent shall execute the Indemnity Agreement, in accordance with which Buyer will deposit the Indemnity Fund with the Escrow Agent on the Closing Date in order to provide a fund for the payment of any indemnification to which any Buyer Indemnitee is entitled under this Section 10; provided, that at any Seller's request, at the Closing a separate Indemnity Escrow Agreement shall be entered into with respect to each Seller.

11.      Termination.

         11.1 Termination. This Agreement may be terminated prior to the Closing only in accordance with the following:

                  (a) At any time by mutual consent of the Sellers and Buyer;

                  (b) By either Sellers or Buyer if the Closing hereunder has not taken place on or before the Outside Closing Date other than by reason of a breach or default of any of the covenants or agreements contained in this Agreement by the party seeking to terminate; provided, that, either party may, at its sole option, extend such date for an additional three (3) months if as of such date the conditions to Closing set forth in Sections 7.3 and 8.3 shall have not been satisfied; or

                  (c) By either Sellers or Buyer, at any time, if the other party is in material breach or material default of its covenants and agreements under this Agreement and the party in breach or default does not cure such breach or default within thirty (30) days after written notice thereof is delivered to the non-terminating party, provided that the terminating party is not also in material breach or material default hereunder;

                  (d) By either Sellers or Buyer, if the representations and warranties of the other party (without regard to the materiality or Material Adverse Effect qualifiers set forth therein) are not true and correct in all respects (or, with respect to representations and warranties made as of a specific date, are not true and correct in all respects as of such date), and such failure is not cured by the Outside Closing Date, provided that all of the representations and warranties of the terminating party are true and correct in all respects; provided, that for purposes of this Section 11.1(d), the representations and warranties of a party shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect;

                  (e) By Buyer, pursuant to Section 6.12(a), (b) or (c);

                  (f) By Buyer in the event that any of the following shall occur: (i) as of the date that is one hundred twenty (120) days following the date hereof, the Limited Partners holding forty percent (40%) or more of the Interests of any Limited Partnership or any General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement (unless the Limited Partners holding fifty percent (50%) or more of the Interests of such Limited Partnership or General Partner shall have approved the transactions contemplated hereby); (ii) as of any date, the Limited Partners holding fifty percent (50%) or more of the Interests of any Limited Partnership or General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement or approved any Acquisition Proposal; or (iii) as of the termination of the Voting Period applicable to any Limited Partnership or General Partner, the Limited Partner Consents of such Limited Partnership or General Partner shall not have been obtained; provided, however, that for purposes of clauses (i) and (ii) the percentage of Interests disapproving the transactions contemplated by this Agreement or approving an Acquisition Proposal shall not include any disapprovals or approvals (as the case may be) that shall have been rescinded, revoked or otherwise withdrawn as of the date of such termination;

                  (g) By Enstar IX, solely with respect to the obligations and liabilities under this Agreement that relate to Enstar IX, in the event that (i) the Limited Partner Consents with respect to Enstar IX are not obtained as of the termination of the Voting Period applicable to Enstar IX or (ii) the Limited Partners holding fifty percent (50%) or more of the Interests of Enstar IX shall have affirmatively disapproved the transactions contemplated by this Agreement; in the event of such termination the Purchase Price shall be reduced by the amount allocated to Enstar IX, as set forth in Schedule 1.1A; or

                  (h) By Sellers, pursuant to Section 3.5.

         11.2     Breakup Fee; Acquisition Proposals.

                  (a) Each Seller shall pay to Buyer a Breakup Fee (as defined herein), in accordance with the terms of this Section 11.2, in the event that
(i) this Agreement is terminated by Buyer pursuant to Section 11.1(f), (ii) as of the date of such termination any Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of (x) the date on which any Limited Partnership's or General Partner's Limited Partners shall have either disapproved the transactions contemplated by this Agreement or given their consent to an Acquisition Proposal submitted by a third party, or (y) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Limited Partnership or General Partner shall not have been obtained. Sellers shall pay the Breakup Fee to Buyer by wire transfer of immediately available funds or by certified check (in accordance with Buyer's written instructions) within five (5) Business Days following the date of termination pursuant to Section 11.1(f). For purposes hereof, the "Breakup Fee" with respect to any Seller means a pro rata portion of the aggregate amount of $1,500,000, which shall be determined by allocating the amount of $1,500,000 among Sellers based on the allocation of the aggregate Purchase Price among Sellers.

                  (b) In the event that the Closing does not occur and this Agreement is terminated with respect to a Seller solely as a result of the failure to satisfy the conditions to Closing set forth in Sections 7.9 and 8.6 with respect to such Seller, and within six (6) months following the termination of the applicable Voting Period, such Seller receives an Acquisition Proposal from a third party, which Acquisition Proposal such Seller intends to submit to its or its General Partner's respective Limited Partners, as the case may be, for their approval, such Seller shall notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days of such notification, to submit a Buyer Acquisition Proposal.

         11.3 Reimbursement of Expenses. In the event that (i) this Agreement is terminated by Buyer pursuant to Section 11.1(f), (ii) as of the date of such termination no Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of
(x) the date on which any Limited Partnership's or General Partner's Limited Partners shall have disapproved the transactions contemplated by this Agreement, or (y) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Seller shall not have been obtained, such Seller(s) or General Partner(s) for which the Limited Partner Consents shall not have been obtained will reimburse Buyer for Buyer's actual out-of-pocket costs and expenses incurred in connection with the negotiation and performance of this Agreement; provided, however, that if Buyer shall consummate this Agreement with those Seller(s) for which the Limited Partner Consents shall have been obtained, such reimbursement shall be reduced by the amount of such costs and expenses allocated to the consummating Sellers based on the allocation of the aggregate Purchase Price among Sellers.

         11.4 Surviving Obligations. In the event of termination of this Agreement by either Buyer, Sellers or Enstar IX pursuant to this Section 11, prompt written notice thereof shall be given to the other party or parties; and this Agreement shall terminate (or shall terminate solely with respect to Enstar IX, in the case of termination pursuant to Section 11.1(g)) without further action by any of the parties hereto, and all obligations of the parties hereunder with respect to which this Agreement is terminated shall terminate, except for the obligations set forth in Sections 4.19, 6.4, 11.2, 11.3, 11.5, 12 and 21.

         11.5 Attorney's Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses.

12.      Expenses.

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

13.      Entire Agreement.

         Buyer and Sellers agree that this Agreement, including the Schedules and all Exhibits hereto and any other written document or instrument delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

14.      Parties Obligated and Benefited.

         Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement. Notwithstanding the foregoing, Buyer shall have the right, without Sellers' prior consent, (i) to assign this Agreement to any Affiliate of Buyer, and (ii) to assign this Agreement, insofar as it relates solely to Enstar IX, to any third party, other than any assignment described in clause (i) or (ii) that is reasonably expected to cause a delay of the consummation of the transactions contemplated by this Agreement; provided, that in the event of any such assignment described in clause (i) or (ii) Buyer shall remain liable for payment of the full Purchase Price as provided in this Agreement.

15.      Notices.

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first-class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

If to any Seller:  Enstar Communications Corporation
                   12444 Powerscourt Drive
                   St. Louis, MO 63131
                   Telephone:  (314) 965-0555
                   Telecopy:   (314) 965-0571
                   Attention:  Ralph G. Kelly, Senior Vice President - Treasurer

                   with a copy to:  Curtis S. Shaw, Esq., Senior Vice President,
                                    General Counsel & Secretary

With a copy to:   Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, NY 10022
                  Telephone:  (212) 702-5700
                  Telecopy:   (212) 702-5941
                  Attention:  Stanley E. Bloch, Esq.

                                       and

If to Buyer:      Multimedia Acquisition Corp.
                  1059 East 10th Street
                  Hazleton, Pennsylvania 18201-3421
                  Telephone:  (570) 455-4251
                  Telecopy:   (570) 459-0963
                  Attention:  Terrence J. Herron, Vice President

With a copy to:   Dow Lohnes & Albertson, PLLC
                  1200 New Hampshire Ave, N.W.
                  Suite 800
                  Washington, D.C. 20036-6802
                  Telephone:  (202) 776-2000
                  Telecopy:   (202) 776-2222
                  Attention:  John H. Pomeroy, Esq.

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 15.

Notices and other communications provided in accordance with this Section 15 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

16.      Amendments and Waivers.

         Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and Buyer. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17.      Severability.

         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

18.      Section Headings and Terms.

         The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each party hereto shall have been delivered to Seller and Buyer.

20.      Governing Law; Consent in Jurisdiction.

         This Agreement shall be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of New York. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in any such court or courts located within the State of New York as is prohibited by law, and the parties consent to the jurisdiction of said court or courts located within the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by law. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or any other agreement or transaction related hereto or the subject matter thereof or thereof may not be enforced in or by such court.

21.      Specific Performance.

         The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief (without the posting of any bond or other security) as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by any of the parties hereto and, to the extent permitted by applicable Legal Requirements, each party hereof waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive and an Indemnitee shall also be entitled to seek money damages.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date and year first above written.

                                BUYER:

                                MULTIMEDIA ACQUISITION CORP.


                                By: \s\ Terrence J. Herron
                                   ---------------------------------------------
                                   Name:  Terrence J. Herron
                                   Title: Vice President


                                SELLERS:

                                ENSTAR INCOME PROGRAM II-1, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President


                                ENSTAR INCOME PROGRAM II-2, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President


                                ENSTAR INCOME PROGRAM IV-3, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                ENSTAR INCOME/GROWTH PROGRAM
                                SIX-A, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                ENSTAR IX, LTD.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                ENSTAR XI, LTD.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President


                                ENSTAR IV/PBD SYSTEMS VENTURE

                                By: Enstar Income Program IV-I, L.P., General Partner

                                     By: Enstar Communications Corporation,
                                         its General Partner


                                         By: \s\ Marcy Lifton
                                           -------------------------------------
                                            Name:  Marcy Lifton
                                            Title: Vice President

                                By: Enstar Income Program IV-2, L.P., General
                                    Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                ENSTAR CABLE OF CUMBERLAND VALLEY

                                By: Enstar Income Growth Program  Five-A,
                                    L.P., General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                By: Enstar Income Growth Program  Five-B,
                                    L.P., General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                ENSTAR CABLE OF MACOUPIN COUNTY

                                By: Enstar Income Program IV-I, L.P.,
                                    General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                By: Enstar Income Program IV-2, L.P.,
                                    General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                By: Enstar Income Program IV-3, L.P.,
                                    General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President


                                Solely for purposes of Sections 6.6(d) and 6.15:

                                CHARTER COMMUNICATIONS, INC.


                                By: \s\ Marcy Lifton
                                   ---------------------------------------------
                                   Name:  Marcy Lifton
                                   Title: Vice President